UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

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ATLAS AIR WORLDWIDE HOLDINGS, INC.
(Name of Registrant As Specified In Its Charter)

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ATLAS AIR WORLDWIDE HOLDINGS, INC.
2000 Westchester Avenue
Purchase, New York 10577-2543

August 22, 2005

Dear Stockholder:

On behalf of the Board of Directors, I cordially invite you to attend the 2005 Annual Meeting of Stockholders of Atlas Air Worldwide Holdings, Inc. The Annual Meeting will be held at 10:00 a.m. local time, on Monday, September 19, 2005, at the Omni Berkshire Hotel, 21 East 52nd Street, New York, New York, 10022.

The business to be conducted at the meeting is outlined in the attached Notice of Annual Meeting and Proxy Statement. The annual report for the year ended December 31, 2004 is also enclosed.

The shares represented by your proxy will be voted at the Annual Meeting as therein specified (if the proxy is properly executed and returned, and not revoked). Accordingly, we request your cooperation by promptly signing, dating and mailing the enclosed proxy in the accompanying prepaid envelope provided for your convenience. You may revoke your proxy at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

Sincerely, _______________________________ EUGENE I. DAVIS Chairman of the Board of Directors

ATLAS AIR WORLDWIDE HOLDINGS, INC.
2000 Westchester Avenue
Purchase, New York 10577-2543

Notice of 2005 Annual Meeting of Stockholders
To be held on September 19, 2005

We will hold the 2005 Annual Meeting of Stockholders of Atlas Air Worldwide Holdings, Inc., a Delaware corporation (the “Company”), on Monday, September 19, 2005, at 10:00 a.m. local time, at the Omni Berkshire Hotel, 21 East 52nd Street, New York, New York, 10022 for the following purposes:

1.	To elect a board of directors to serve until the 2006 Annual Meeting of Stockholders or until their successors are elected and qualified;

2.	To consider and vote on a proposal to approve the Company’s 2005 Annual Incentive Plan for Senior Executives; and

3.	To transact such other business, if any, as may properly come before the meeting and any adjournments thereof.

The foregoing matters are described in more detail in the Proxy Statement that is attached to this notice.

Only stockholders of record at the close of business on Friday, August 5, 2005, which has been fixed as the record date for notice of the Annual Meeting, are entitled to receive this notice and to vote at the meeting and any adjournments thereof.

YOUR VOTE IS VERY IMPORTANT. WE HOPE YOU WILL ATTEND THIS ANNUAL MEETING IN PERSON, BUT IF YOU CANNOT, PLEASE SIGN AND DATE THE ENCLOSED PROXY. RETURN THE PROXY IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE RETURNED A PROXY. IF YOU RECEIVED MORE THAN ONE PROXY CARD, IT IS AN INDICATION THAT YOUR SHARES ARE REGISTERED IN MORE THAN ONE ACCOUNT. PLEASE COMPLETE, DATE, SIGN AND RETURN EACH PROXY CARD YOU RECEIVE.

By Order of the Board of Directors ________________________________ JEFFREY H. ERICKSON President and Chief Executive Officer

August 22, 2005

ATLAS AIR WORLDWIDE HOLDINGS, INC.
2000 Westchester Avenue
Purchase, New York 10577-2543

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
SEPTEMBER 19, 2005

GENERAL INFORMATION

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the “Board of Directors” or “Board”) of Atlas Air Worldwide Holdings, Inc., a Delaware corporation (the “Company” or “AAWW”), for use at the Annual Meeting of Stockholders to be held on Monday, September 19, 2005, at the Omni Berkshire Hotel, 21 East 52nd Street, New York, New York, 10022 at 10:00 a.m., local time, and at any adjournments or postponements of the meeting (“Annual Meeting”). It is expected that this Proxy Statement and the accompanying proxy will first be mailed or delivered to stockholders beginning on or about August 22, 2005. Proxies may be solicited in person, by telephone or by mail, and the costs of such solicitation will be borne by the Company.

AAWW is a holding company with two principal wholly owned operating subsidiaries—Atlas Air, Inc. (“Atlas”) and Polar Air Cargo, Inc. (“Polar”). AAWW was incorporated in Delaware in 2000. AAWW adopted its holding company structure in February 2001, whereby AAWW became the parent holding company of Atlas, which was incorporated in Delaware in 1992. Late in November 2001, AAWW expanded its product line by acquiring Polar from General Electric Capital Aviation Services. On January 30, 2004, AAWW and a number of its subsidiaries (collectively, “Debtors”) each filed voluntary bankruptcy petitions for relief under Chapter 11 of Title 11 of the United States Code, 11 U.S.C. ¦¦ 101 et seq., in the United States Bankruptcy Court for the Southern District of Florida (the “Bankruptcy Court”). The Bankruptcy Court entered an order confirming the Final Modified Second Amended Joint Plan of Reorganization of the Debtors dated July 14, 2004 (the “Plan of Reorganization”) and the Debtors emerged from bankruptcy on July 27, 2004. On July 27, 2004, all then outstanding shares of AAWW’s common stock (“Old Common Stock”) were cancelled and extinguished in accordance with the Plan of Reorganization, including equity securities, securities exercisable or convertible into equity securities, debt securities and other instruments or documents evidencing or creating any indebtedness or obligation of or ownership interest in the Company or its subsidiaries, Atlas and Polar. Holders of Old Common Stock received no distributions or other consideration. On July 12, 2005, the Company began a pro rata distribution of 16,095,776 shares of AAWW’s Common Stock, par value $.01 per share (“Common Stock”) to holders of allowed general unsecured claims against the Company and certain of its subsidiaries. Including the July distribution, AAWW has issued 18,893,110 shares of Common Stock pursuant to the Plan of Reorganization, or about 94.5% of the 20,000,000 new shares originally allocated by the Plan of Reorganization. Except as otherwise noted herein, references in this Proxy Statement to “AAWW,” “the Company”, “we,” “our” and “us” refer to the Company that emerged after bankruptcy.

ABOUT THE ANNUAL MEETING

At our Annual Meeting, the holders of shares of Common Stock of the Company will act upon the matters outlined in the notice of meeting on the cover page of this Proxy Statement, in addition to transacting such other business, if any, as may properly come before the meeting or any adjournments thereof. The shares represented by your proxy will be voted as indicated on your properly executed proxy. If no directions are given on the proxy, the shares represented by your proxy will be voted:

•	FOR the election of director nominees named herein, to serve until the 2006 Annual Meeting or until their successors are elected and qualified (Proposal No.1), unless you specifically withhold authority to vote for one or more of the director nominees.

•	FOR approving the Company’s 2005 Annual Incentive Plan for Senior Executives in conformance with Section 162(m) of the Internal Revenue Code (Proposal No. 2), unless you designate otherwise.

In addition, if any other matters are properly submitted to a vote of stockholders at the Annual Meeting, the accompanying form of proxy gives the proxy holders the discretionary authority to vote your shares in accordance with their best judgment on that matter. Unless you specify otherwise, it is expected that your shares will be voted on those matters as recommended by the Company’s Board of Directors, or if no recommendation is given, in the proxy holders’ own discretion.

Record Date and Voting Securities

All of our stockholders of record at the close of business on August 5, 2005 (the “Record Date”) are entitled to notice of and to vote at the Annual Meeting and any adjournments or postponements thereof. As of the Record Date, there were 19,685,544 shares of Common Stock issued and outstanding. Each outstanding share of Common Stock will be entitled to one vote on each matter considered at the Annual Meeting. Stockholders are not entitled to cumulate their votes in the election of directors. “Additional Information – Limited Voting by Foreign Owners” at the end of this Proxy Statement contains a description of certain restrictions on voting by stockholders who are not “U.S. citizens”, as defined by applicable laws and regulations.

Quorum, Abstentions and Broker Non-votes

A majority of the outstanding shares of Common Stock as of the Record Date must be present, in person or by proxy, at the Annual Meeting in order to have the required quorum for the transaction of business. If the number of shares of Common Stock present, in person and by proxy, at the Annual Meeting does not constitute the required quorum, the Annual Meeting may be adjourned to a subsequent date for the purpose of obtaining a quorum.

Shares of Common Stock that are voted “FOR,” “AGAINST,” or “ABSTAIN” are treated as being present at the Annual Meeting for purposes of establishing a quorum. A properly executed proxy marked “ABSTAIN” with respect to any matter will not be voted, although it will be counted for purposes of determining whether there is a quorum present at the Annual Meeting. Accordingly, an abstention will have the effect of a negative vote.

If you hold your shares in “street name” through a broker or other nominee, your broker or nominee may not be permitted to exercise voting discretion with respect to a particular matter to be acted upon. Thus, if you do not give your broker or nominee specific instructions, your shares may not be voted on that matter and will not be counted in determining the number of shares necessary for approval. However, if the broker or nominee does not receive voting instructions from you, your broker or nominee will be permitted to vote your shares for the election of directors. To the extent there are shares represented by such “broker non-votes,” they will be counted in determining whether there is a quorum present at the Annual Meeting.

Vote Required

Proposal 1: Election of Directors. Each nominee must receive a plurality of the votes cast at the Annual Meeting in order to be elected as a director. This means the director nominee with the most votes for a particular slot is elected for that slot.

Proposal 2: Approval of the Company’s 2005 Annual Incentive Plan for Senior Executives in conformance with Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The affirmative vote of a majority of the shares represented at the Annual Meeting, either in person or by proxy and entitled to vote on this proposal, is required to approve the 2005 Annual Incentive Plan for Senior Executives.

Shares Registered in the Name of a Broker

Brokerage firms and banks holding shares in street name for customers are required to vote such shares in the manner directed by their customers. If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker, bank or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other nominee how to vote and are also invited to attend the meeting. Your broker, bank or nominee has enclosed or provided a voting instruction card for you to use in directing the broker, bank or nominee how to vote your shares. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting unless you obtain a signed proxy from the record holder giving you the right to vote these shares.

Revocability of Proxies

If you hold your shares registered in your name, you may revoke your proxy at any time before its use by delivering to the Secretary of the Company a written notice of revocation or a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attending the Annual Meeting in and of itself will not constitute a revocation of a proxy.

If your shares are held in street name and you wish to revoke your proxy and vote at the Annual Meeting, you must contact your broker, bank or other nominee and follow the requirements set by your broker, bank or nominee. We cannot guarantee you that you will be able to revoke your proxy or attend and vote at the Annual Meeting.

Proxy Solicitation

This proxy solicitation is being made by the Board and the cost of soliciting proxies will be borne by the Company. The Company expects to reimburse brokerage firms, banks, custodians and other persons representing beneficial owners of shares of Common Stock for their reasonable out-of-pocket expenses in forwarding solicitation material to such beneficial owners. Proxies may be solicited by certain of the Company’s directors, officers and regular employees, without additional compensation, in person or by telephone, e-mail or facsimile. The Company has retained Morrow & Co., Inc., 445 Park Avenue, New York, New York, 10022, to assist in the solicitation of proxies and will pay that firm a fee estimated not to exceed $4,500, plus out-of-pocket expenses.

Proxy Tabulation

Proxies and ballots will be received and tabulated by an independent entity that is not affiliated with the Company. The inspectors of election will also be independent of the Company. Comments on written proxy cards will be provided to the Secretary of the Company without disclosing the vote unless the vote is necessary to understand the comment.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of August 5, 2005, except as otherwise indicated below, information regarding beneficial ownership of our Common Stock by:

•	Each stockholder who is known by us to beneficially own more than 5% or of the Common Stock;

•	Each of our directors;

•	Each of our four most highly compensated executive officers (hereafter, with the Chief Executive Officer, the “Named Executive Officers”); and

•	All of our executive officers and directors as a group.

Unless otherwise indicated, each stockholder has sole voting and investment power with respect to the shares of Common Stock beneficially owned by that stockholder. The number of shares beneficially owned by each is determined under the rules issued by the Securities and Exchange Commsision (the “SEC”). The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days, through the exercise of any stock option or other right. The number of shares of our Common Stock issued and outstanding as of August 5, 2005 was 19,685,544. As noted above, on July 12, 2005, the Company began a pro rata distribution of 16,095,776 shares of Common Stock to holders of allowed general unsecured claims against the Company and certain of its subsidiaires. The Plan of Reorganization contemplates the distribution of 17,202,666 shares of the Common Stock to holders of allowed general unsecured claims of the Company. Including the July distribution, the Company has issued 18,893,110 shares of Common Stock purusuant to the Plan of Reorganization, or about 94.5% of the 20,000,000 shares originally allocated by the Plan of Reorganization.

Beneficial Ownership Table

	Total Number of	Percentage of
	Shares Beneficially	Outstanding Shares
	Owned, Including	(Beneficial Ownership,
	Shares Actually	Including Shares
Beneficial Owner	Owned (a)	Actually Owned)

Saranac Capital Management GP LLC (b)
31 West 52nd Street
New York, NY 10019	1,378,764	7.0%
JGD Management Corp. (c)
390 Park Avenue
New York, NY 10022	1,961,500	9.9%
HMC Investors, L.L.C. (d)
One Riverchase Parkway South
Birmingham, Alabama 35244	4,643,963	23.5%
Eugene I. Davis	20,000	*
Robert F. Agnew	19,500	*
Keith E. Butler	19,600	*
Duncan H. Cocroft	19,450	*
Jeffery H. Erickson	192,207	*
James S. Gilmore, III	20,000	*
Ronald L. Kerber	15,000	*
Herbert J. Lanese	19,333	*
Frederick McCorkle	19,333	*
James R. Cato	23,174	*
John W. Dietrich	43,172	*
Ronald A. Lane	43,027	*
T. Wakelee Smith	48,094	*
Directors and executive officers as a group (17 persons)	578,813	2.9%

*	Represents less than 1% of the outstanding shares of Common Stock.

(a)	Includes shares subject to vested options exercisable as of August 5, 2005 or within 60 days thereafter as follows:

James R. Cato	4,600
John W. Dietrich	9,466
Jeffrey H. Erickson	42,233
Ronald A. Lane	9,466
T. Wakelee Smith	10,133
Directors and executive officers as a group	85,497

(b)	The information reported is based on a Schedule 13G dated December 31, 2004 and filed with the SEC on February 15, 2005. The total number and percentage of outstanding shares owned provided above includes shares owned by Saranac Capital Management LP, Saranac Capital Management GP LLC and Mr. Ross Margolies, all of which share the same address as Saranac Capital Management, LLC. We have not made any independent determination as to the beneficial ownership of such stockholder and are not restricted in any determination we may make by reason of inclusion of such stockholder or its shares in this table.

(c)	The information reported is based on a Schedule 13G dated July 14, 2005 and filed with the SEC on July 21, 2005. The total number and percentage of outstanding shares owned provided above includes shares owned by York Capital Management, L.P., York Investment Limited, York Credit Opportunities Fund, L.P. and York Global Value Partners, L.P., all of which share the same address as JGD Management Corp. We have not made any independent determination as to the beneficial ownership of such stockholder and are not restricted in any determination we may make by reason of inclusion of such stockholder or its shares in this table.

(d)	The information reported is based on a Schedule 13D dated July 12, 2005 and filed with the SEC on July 22, 2005. The total number and percentage of outstanding shares owned provided above includes shares owned by HMC Atlas Air, L.L.C., HMC Distressed Investment Offshore Manager, L.L.C., Mr. Philip Falcone, Mr. Raymond J. Harbert and Mr. Michael D. Luce. HMC Distressed Investment Offshore Manager, Mr. Raymond J. Harbert and Mr. Michael D. Luce all share the same address as HMC Investors, L.L.C. The principal business address for HMC Atlas Air and Mr. Philip Falcone is 555 Madison Avenue, 16th Floor, New York, NY 10022. We have not made any independent determination as to the beneficial ownership of such stockholder and are not restricted in any determination we may make by reason of inclusion of such stockholder or its shares in this table.

Certain Relationships and Related Party Transactions

All of our non-employee directors of the Company who served on the Board prior to July 27, 2004, namely Brian H. Rowe, Lawrence W. Clarkson, Richard A. Galbraith, Joseph J. Steuert, Stephen A. Greene, John S. Blue and Linda Chowdry, resigned from the Board at or prior to July 27, 2004.

We were party to two separate consulting agreements with one of these former directors, Joseph J. Steuert, who is chairman and chief executive officer of The Transportation Group, an investment bank focused on the aviation industry. Effective March 1, 2003, we entered into a consultancy agreement (the “First Agreement”), whereby Mr. Steuert agreed to provide us with consultancy services in connection with the restructuring of financial obligations with our debt holders and aircraft lessors. Pursuant to the terms of the First Agreement, we were required to pay a monthly fee of $95,000, as well as a success fee in an amount not less than $500,000 nor more than $800,000, which amount was determined at the sole discretion of the Company’s Board of Directors. The First Agreement had an initial four-month term and was automatically renewable for additional one-month terms unless either party provided notice of non-renewal of the First Agreement by the 20th day of the preceding month. We incurred consulting fees (including a success fee) and expenses to Mr. Steuert of $0.8 million for the year ended December 31, 2004. The First Agreement was rejected in bankruptcy and we are no longer subject to the First Agreement or its automatic renewal.

Effective October 1, 2003, we entered into a second consultancy agreement (the “Second Agreement”), whereby Mr. Steuert agreed to provide us with consultancy services in connection with the arrangement of investments in our equity or convertible debt securities (each such investment, an “Equity Investment”) in conjunction with the restructuring of our debt and lease obligations. The Second Agreement provided for a success fee of 0.75% of the funded amount of each consummated Equity Investment. The Second Agreement had an initial term expiring upon the later of February 1, 2004 or the date of confirmation of the Plan of Reorganization. The Second Agreement was terminated on January 29, 2004, and we did not incur any consulting fees under the Second Agreement.

Another of our former directors, Stephen A. Greene, is a partner in the law firm of Cahill, Gordon & Reindel, which acted as our outside counsel. We paid legal fees and expenses to this law firm of approximately $4.9 million for the year ended December 31, 2004.

A new Board was appointed on July 27, 2004 pursuant to the Plan of Reorganization. The new Board includes James S. Gilmore III, a non-employee director of ours who is a partner in the law firm of Kelley Drye & Warren LLP, and Robert F. Agnew, also a non-employee director, who is an executive officer of the consulting firm of Morten Beyer & Agnew. Neither Mr. Gilmore nor Mr. Agnew serves on the Audit and Governance Committee. The Company paid legal fees to the firm of Kelley Drye & Warren LLP of $1.2 million for the period January 1, 2004 through July 27, 2004 and $2.7 million for the period July 28, 2004 through December 31, 2004. The Company did not pay any fees and expenses to Morten Beyer & Agnew for the period January 1, 2004 through July 27, 2004, but paid that firm fees and expenses of $100,000 for the period July 28, 2004 through December 31, 2004.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (“Exchange Act”) requires certain of our executive officers, as well as our directors and persons who own more than ten percent (10%) of a registered class of AAWW’s equity securities to file reports of ownership and changes in ownership with the SEC. Based solely on our review of the copies of such forms received by us or written representations from reporting persons, we believe that all executive officers and directors complied with their filing requirements under Section 16(a) for all reportable transactions for our fiscal year ended December 31, 2004.

PROPOSAL 1

ELECTION OF DIRECTORS

The Company’s By-laws provide for no fewer than one and no more than eleven directors, as determined from time to time by the Board of Directors. Pursuant to the Plan of Reorganization, the Company’s Board was appointed on July 28, 2004. The Board currently consists of nine members. All nine of the current members of the Board have been nominated for re-election. Each nominee has consented to be named as a nominee for election as a director and has agreed to serve if elected. Except as otherwise described below, if any of the nominees is not available for election at the time of the Annual Meeting, discretionary authority will be exercised to vote for substitutes designated by the Company’s Board of Directors, unless the Board chooses to reduce the number of directors. Management is not aware of any circumstances that would render any nominee unavailable. At the Annual Meeting, directors will be elected to hold office until the 2006 Annual Meeting or until their successors are elected and qualified, as provided under the Company’s By-laws.

The following table sets forth the names and positions with the Company of our directors as of August 5, 2005. Additional biographical information concerning these individuals is provided as of August 5, 2005 in the text following the table. The directors’ committee assignments are also set forth below, with such committees further discussed under the sections “Audit and Governance Committee” and “Compensation Committee.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES NAMED BELOW.

Name	Position

Eugene I. Davis	Chairman of the Board of Directors (1) (2)
Robert F. Agnew	Director (2)
Keith E. Butler	Director (1) (3)
Duncan H. Cocroft	Director (2) (4)
Jeffrey H. Erickson	Director, President and Chief Executive Officer
James S. Gilmore III	Director (2)
Ronald L. Kerber	Director (1)
Herbert J. Lanese	Director (1)
Frederick McCorkle	Director (2)

(1)	Member, Audit and Governance Committee
(2)	Member, Compensation Committee
(3)	Chair, Compensation Committee
(4)	Chair, Audit and Governance Committee

Nominees for Director

Eugene I. Davis, age 50, has been the Chairman of our Board of Directors and a member of the Audit and Governance Committee and the Compensation Committee since July 28, 2004. Mr. Davis is Chairman and Chief Executive Officer of PIRINATE Consulting Group, LLC, a privately held consulting firm specializing in turnaround management, merger and acquisition consulting and hostile and friendly takeovers, proxy contests and strategic planning advisory services for domestic and international public and private business entities. Since forming PIRINATE in 1997, Mr. Davis has advised, managed, sold, liquidated and served as a Chief Executive Officer, Chief Restructuring Officer, Director, Committee Chairman and Chairman of the Board of a number of businesses operating in diverse sectors such as telecommunications, automotive, manufacturing, high-technology, medical technologies, metals, energy, financial services, consumer products and services, import-export, mining and transportation and logistics. Previously, Mr. Davis served as President, Vice Chairman and Director of Emerson Radio Corporation and CEO and Vice Chairman of Sport Supply Group, Inc. He began his career as an attorney and international negotiator with Exxon Corporation and Standard Oil Company (Indiana) and as a partner in two Texas-based law firms, where he specialized in corporate/securities law, international transactions and restructuring advisory. Mr. Davis holds a bachelor’s degree from Columbia College, a master of international affairs degree (MIA) in international law and organization from the School of International Affairs of Columbia University, and a Juris Doctorate from Columbia University School of Law. He is also a director of Metals USA, Inc., Metrocall, Elder-Beerman Stores, Inc., Eagle Geophysical Inc. and Tipperary Corporation.

Robert F. Agnew, age 54, has been a director of the Company since July 28, 2004 and a member of the Compensation Committee since November 4, 2004. Mr. Agnew has been President and Chief Operating Officer of Morten Beyer & Agnew, an international aviation consulting firm experienced in the financial modeling and technical due diligence of airlines and aircraft funding since 1997. Mr. Agnew has over 30 years experience in aviation and marketing consulting and has been a leading provider of aircraft valuations to banks, airlines and other financial institutions worldwide. Prior to founding Morton Beyer & Agnew, Mr. Agnew owned Agnew & Associates, which focused on consulting services to companies involved in the travel, transportation and telecommunications industries. Previously, he served as Senior Vice President of Marketing and Sales at World Airways. Mr. Agnew began his commercial aviation career at Northwest Airlines, where he concentrated on government and contract sales, schedule planning and corporate operations research. Earlier, he served in the U.S. Air Force as an officer and instructor navigator with the Strategic Air Command. Mr. Agnew is a graduate of Roanoke College and holds a master’s in business administration from the University of North Dakota.

Keith E. Butler, age 51, has been a director of the Company, the Chairman of the Compensation Committee and a member of the Audit and Governance Committee since July 28, 2004. Mr. Butler joined Paine Webber in 1997 which later merged with UBS Warburg, a global securities and investment banking firm. He is a financial advisor and former investment banker with UBS Warburg. Mr. Butler’s focus was on the transportation sector (air, shipping and rail), including the financing of freighter aircraft. Before Paine Webber merged with UBS, Mr. Butler was a Managing Director at Paine Webber, where he launched and built the first structured finance product group for transportation assets, and at Alex Brown, where he initiated the transportation debt practice. Mr. Butler graduated from Harvard College and received a master’s degree in business administration from Harvard Business School.

Duncan H. Cocroft, age 61, has been a director of the Company and the Chairman of the Audit and Governance Committee since July 28, 2004 and a member of the Compensation Committee since November 4, 2004. Mr. Cocroft is a private investor who retired from Cendant Corporation in February 2004. He was Executive Vice President – Finance and Treasurer of Cendant and Executive Vice President and Chief Financial Officer of PHH Corporation, Cendant’s wholly owned finance subsidiary. Prior to joining Cendant in June 1999, Mr. Cocroft served as Senior Vice President – Chief Administrative Officer of Kos Pharmaceuticals, where he was responsible for finance, information systems and human resources, and as Vice President – Finance and CFO of International Multifoods. Mr. Cocroft also served as a Vice President and Treasurer at SmithKline Beecham and PHH Group. Mr. Cocroft is a graduate of the Wharton School of Business at the University of Pennsylvania.

Jeffrey H. Erickson, age 60, has been President of the Company and a member of our Board of Directors since March 2003. He has also served as Chief Executive Officer since January 2004. In 2002, Mr. Erickson joined Atlas as President and Chief Operating Officer. He was subsequently named President and Chief Executive Officer of AAWW, Atlas and Polar. From 1994 to 1997, Mr. Erickson was President and Chief Executive Officer of Trans World Airlines following its emergence from bankruptcy. From 1990 to 1994, Mr. Erickson was President and CEO at Reno Air. Mr. Erickson also previously served as President and Chief Operating Officer of Midway Airlines, following operations experience with Aloha Airlines and Continental Airlines and engineering experience at Pan American World Airways. Mr. Erickson received his bachelor’s degree in Aeronautical Engineering from Rensselaer Polytechnic Institute and a master’s degree in Transportation Planning and Engineering from Polytechnic University.

James S. Gilmore III, age 55, has been a director of the Company and a member of the Compensation Committee since July 28, 2004. Mr. Gilmore has been a partner in the law firm of Kelley Drye & Warren LLP since 2002 and was Governor of the Commonwealth of Virginia from 1998 to 2002. He is currently the Chair of his firm’s Homeland Security Practice Group, and his practice also focuses on corporate, technology, information technology and international matters. In 2003, President George W. Bush appointed former Governor Gilmore to the Air Force Academy Board of Visitors, and he was elected Chairman of the Air Force Board in the fall of 2003. He served as the Chairman of the Republican National Committee from 2001 to 2002. Mr. Gilmore also served as Chairman of the Congressional Advisory Panel to Assess Domestic Response Capabilities for Terrorism

Involving Weapons of Mass Destruction, a national panel established by Congress to assess federal, state and local government capabilities to respond to the consequences of a terrorist attack. Also known as the “Gilmore Commission,” this panel was influential in developing the Office of Homeland Security. Mr. Gilmore is a graduate of the University of Virginia and the University of Virginia School of Law. He is also a director of IDT Corporation, Barr Laboratories and Windmill International.

Ronald L. Kerber, age 61, has been a director of the Company and a member of the Audit and Governance Committee since December 21, 2004. Mr. Kerber served as Executive Vice President, Chief Technology Officer and Member of the Executive Committee of Whirlpool Corporation from 1991 until 2000. Mr. Kerber led Whirlpool’s product development and procurement programs, and managed business lines with annual sales totaling more than $1.2 billion. Prior to joining Whirlpool, Mr. Kerber served as Vice President, Technology and Business Development at McDonnell Douglas Corporation and was also a member of the corporation’s Executive Committee, Deputy Undersecretary of Defense for Research and Advanced Technology at the U.S. Department of Defense, and Professor of Electrical Engineering and Mechanical Engineering at Michigan State University. Since his retirement from Whirlpool in 2000, Mr. Kerber has devoted himself to a variety of entrepreneurial and pro bono activities. Currently, he is an independent consultant, a Visiting Professor at Darden Business School at the University of Virginia, and a member of the Defense Science Board of the U.S. Department of Defense. Mr. Kerber received his Bachelor of Science degree from Purdue University and his Masters and Doctorate degrees in engineering science from the California Institute of Technology.

Herbert J. Lanese, age 60, has been a director of the Company and a member of the Audit and Governance Committee since July 28, 2004. Mr. Lanese has been an independent businessman and private investor for the past five years. He is a former President of McDonnell Douglas Aircraft. As Executive Vice President, Chief Financial Officer of McDonnell Douglas Corporation, he was a recognized leader of the corporation’s financial recovery in the early 1990s. Mr. Lanese’s career includes experience in all facets of corporate management, particularly financial management, turnarounds, workouts, acquisitions and divestments across a broad range of industries. Prior to joining McDonnell Douglas, he served as Corporate Vice President of Tenneco, Inc., where he was responsible for strategic planning, capital structure, accounting and information systems. Earlier, he held positions as Vice President and CFO of Tenneco’s Newport News Shipbuilding business and Vice President of Finance of Tenneco Chemicals. He began his career in Engineering and Production Management at General Motors before becoming Director, U.S. Chemical Operations, at BF Goodrich Company. Mr. Lanese earned his undergraduate and master in business administration degrees from Bowling Green State University.

Frederick McCorkle, age 60, has been a director of the Company and a member of the Compensation Committee since July 28, 2004. He retired from the United States Marine Corps in October 2001 after serving since 1967. He last served as Deputy Commandant for Aviation, Headquarters, Marine Corps, Washington, D.C. General McCorkle is currently a Senior Advisor and a member of the board of directors of GKN Aerospace Services. He is also a member of the board of directors of Lord Corporation and Rolls-Royce North America. In addition to his board memberships, General McCorkle has served as a consultant for Boeing Aerospace, Optical Air Data Systems, Advanced Training Systems, Inc. and Ice Management Systems, Inc. General McCorkle is a graduate of East Tennessee State University and holds a master’s degree in Administration from Pepperdine University.

CORPORATE GOVERNANCE, BOARD AND COMMITTEE MATTERS

The Board met eight times in 2004 since we emerged from bankruptcy on July 27, 2004. Each director attended at least 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he has been a director) and (2) the total number of meetings of all committees of the Board on which the director served (during the periods that he served).

In addition to Board and committee meetings, Atlas’ non-employee directors meet in executive sessions without management present. These meetings are chaired by Eugene I. Davis, Chairman of the Board, Duncan H. Cocroft, Chairman of the Audit and Governance Committee, or Keith E. Butler, Chairman of the Compensation Committee, as applicable.

Compensation of Non-Employee Directors

Each non-employee director of AAWW is paid $50,000 in cash compensation annually, which is payable quarterly in advance, and also receives the following additional cash compensation and has received the following stock compensation, as applicable:

Committee Membership

•	Each member of the Audit and Governance Committee, $15,000 annually;

•	Each member of the Compensation Committee, $5,000 annually;

Chairman Position

•	Chairman of the Board, $75,000 annually;

•	Chairman of each of the Audit and Governance Committee and the Compensation Committee, $25,000 annually;

Meeting Fees

•	For each meeting of the Board or a Committee of the Board, including any ad hoc committee, attended in person by a member, a fee to such member of $1,500 or $3,000 if such member is its Chairman; and

•	For each meeting of the Board or a Committee of the Board, including any ad hoc committee, attended via teleconference or videoconference, a fee to each such member of $500 or $1,000 if such member is its Chairman.

Restricted Stock Grants

Each non-employee director of AAWW at August 24, 2004 received a grant, effective August 24, 2004, of 5,000 shares of Common Stock, of which 1,667 shares vested on August 24, 2004, 1,666 shares vested on July 27, 2005 and 1,666 shares will vest on July 27, 2006. Each non-employee director of AAWW at November 4, 2004 also received a grant, effective November 4, 2004, of 15,000 shares of Common Stock, of which 5,000 shares vested on July 27, 2005, and 5,000 shares will vest on each of (i) the date of the 2006 annual meeting of stockholders of AAWW and (ii) the date of the 2007 annual meeting of stockholders of AAWW. Ronald L. Kerber, who became a director of the Company on December 21, 2004, received a grant, effective March 17, 2005, of 15,000 shares of Common Stock, of which 5,000 shares will vest on each of December 21, 2005, December 21, 2006 and December 21, 2007. Pursuant to the related restricted share agreements and long-term management incentive plan, any shares not yet vested would be forfeited upon a termination of a director’s service as a member of the Board. Each non-employee director has all of the rights of a stockholder with respect to the restricted shares described above prior to forfeiture, if any, of such shares, including the right to vote such shares and, to the extent declared, the right to receive dividends on such shares.

Board Committees

The Board has a standing Audit and Governance Committee and a standing Compensation Committee. Each committee consists exclusively of non-employee directors.

Audit and Governance Committee Report

The Audit and Governance Committee of the Company’s Board of Directors consists of five outside directors, each of whom is required by the terms of the Audit and Governance Committee’s charter to be independent, as defined by applicable rules and regulations of the SEC and Nasdaq or any other primary trading market or securities exchange on which the Company’s securities are then traded. The Board has determined that Mr. Cocroft, the Chairman of the Audit and Governance Committee, is an independent “audit committee financial expert” within the meaning of the federal securities laws. The Audit and Governance Committee’s primary function, as set forth in its written charter, is to assist the Board in overseeing the Company’s accounting, auditing and financial reporting processes. The Audit and Governance Committee was appointed on July 28, 2004, following the Company’s emergence from bankruptcy. The Audit and Governance Committee met six times in 2004 since we emerged from bankruptcy on July 27, 2004. The Audit and Governance Committee has had a written charter in effect since August 24, 2004, the date of its first meeting following emergence. The charter of the Audit and Governance Committee is available on our website at www.atlasair.com and is also attached as Appendix A to this Proxy Statement.

The Audit and Governance Committee is also responsible for overseeing the Company’s Corporate Governance Principles and performing or overseeing an annual review of the Company’s Chief Executive Officer and the Board, among other things. The Company’s Corporate Governance Principles are further discussed under the section “Corporate Governance Principles” below.

Management is responsible for the Company’s financial statements and financial reporting process, including the Company’s systems of internal controls. The Company’s independent registered public accounting firm, Ernst & Young LLP (“E&Y”), is responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and issuing a report relating to their audit. In the 2004 period following July 28, 2004, the Audit and Governance Committee held meetings with E&Y in private without members of management present.

In this context, the Audit and Governance Committee (1) reviewed and discussed the Company’s audited consolidated financial statements with management and E&Y; (2) discussed with E&Y the matters required to be discussed under Statement on Auditing Standards No. 61 (Communication with Audit Committees), as amended by Statement on Auditing Standards No. 90 (Audit Committee Communications); and (3) received the written disclosures and the letter from E&Y regarding their independence required by Independence Standards Board Standard No. 1 (Independence Discussion with Audit Committees). The Audit and Governance Committee has also discussed with E&Y the firm’s independence from the Company and its management.

Based upon such reviews and discussions, the Audit and Governance Committee recommended, and the Board of Directors approved, that the Company’s audited consolidated financial statements be included in the annual report on Form 10-K for the fiscal year ended December 31, 2004, for filing with the SEC. The Audit and Governance Committee also selected E&Y as the independent registered public accounting firm for fiscal year ending December 31, 2005. It is expected that representatives of E&Y will be present at the Annual Meeting to respond to appropriate questions of stockholders and will have the opportunity to make a statement if they desire to do so.

THE AUDIT AND GOVERNANCE COMMITTEE Duncan H. Cocroft, Chairman Keith E. Butler Eugene I. Davis Ronald L. Kerber Herbert J. Lanese

Fees to Independent Registered Public Accounting Firm

Our independent public accounting firm for the calendar years ended December 31, 2004 and 2003 was E&Y. Services provided to us by E&Y in fiscal 2004 and 2003 are described below.

Audit Fees. Fees for audit services totaled $4,204,084 in 2004 and $1,354,268 in 2003, including fees associated with the annual audit, and the reviews of our quarterly reports on Form 10-Q.

Audit-Related Fees. We did not incur any audit related fees.

Tax Fees. Fees for tax services totaled $1,736 in 2004 and $51,518 in 2003, including tax compliance, tax advice and tax planning.

All Other Fees. We did not incur any other fees.

Pre-Approval Policies and Procedures

The Audit and Governance Committee pre-approves all audit and permissible non-audit services provided by the independent registered public accounting firm. These services may include audit services, audit-related services, and other services. The Audit and Governance Committee may delegate pre-approval authority to its Chair, who must report any decisions to the Audit and Governance Committee at the next scheduled meeting. The

Committee will meet with management and the independent auditor to review and approve the proposed overall plan and scope of the audit for the current year.

Compensation Committee

Committee Responsibility

The Compensation Committee of the Company’s Board of Directors (the “Committee”) is currently composed of six outside directors. The Committee acts within the scope of a written charter that was approved by the Committee and the Board in November 2004 and in December 2004, respectively. The charter of the Committee is available on our website at www.atlasair.com and is also attached as Appendix B to this Proxy Statement.

The Committee is responsible for reviewing, evaluating and establishing compensation policies for officers of the Company.

In fulfilling its responsibilities, the Committee has the authority to conduct any and all investigations it deems necessary or appropriate, to retain counsel and other consultants, to contact directly the Company’s human resources department and other employees and advisors and require them to provide any and all information and advice it deems necessary or appropriate.

Report of the Compensation Committee

The Compensation Committee has furnished the following report on executive compensation:

The current Committee was constituted on July 28, 2004, immediately upon the Company’s emergence from bankruptcy. The Committee met six times during the period July 28, 2004 through December 31, 2004 with a quorum in attendance at each such meeting.

Each year, the Committee reviews and approves the total compensation of the CEO and the other executive officers. The Committee also monitors the general compensation practices for all of our and our subsidiaries’ other non-executive officers and employees.

Compensation Philosophy

In connection with the Company’s emergence from bankruptcy in 2004, a number of compensation practices and actions were in place as the result of agreements with the Company’s creditors and orders of the Bankruptcy Court.

Once the mandates of the Bankruptcy Court have been fulfilled, the Committee will continue to pursue its philosophy of performance-based compensation. This philosophy applies to all of our employees, with a more significant level of variable compensation as an employee’s level of responsibility increases. The Committee believes that this philosophy takes into account the following goals:

•	Enhancing stockholder value;

•	Providing a competitive and performance-oriented environment that motivates executive officers to achieve a high level of individual and corporate results in the business environment in which they operate;

•	Linking incentive-based compensation to the performance of each executive officer as compared with pre-established individual objectives;

•	Emphasizing performance-based programs versus guaranteed perquisites and fringe benefits; and

•	Enhancing the Company’s ability to attract and retain top quality management.

The Company compensates its CEO and other executive officers through a combination of base salary, annual incentive opportunity, and long-term incentives. The Committee conducts annual reviews of the compensation levels of the executive officers which are evaluated based upon a peer group analysis prepared by a national compensation consulting firm, which looks at, among other things, industry surveys, proprietary airline surveys, and proxy analyses of similar companies. The “Summary Compensation Table” in this Proxy Statement details the salaries and other annual compensation and long-term compensation awards paid to the Named Executive Officers for 2004.

Compensation Elements

Base Salary

Base salary is designed to compensate executives for their responsibility, experience, sustained performance and contribution to Company performance. In 2004 base salaries were adjusted primarily to reflect increased roles and responsibilities.

Annual Incentives

Pursuant to the order of the Bankruptcy Court, approximately 65 executives participated in a Key Employee Retention Program (“KERP”). The KERP provided incentive payments to be paid in August 2004 based on emergence from bankruptcy. The KERP payments made in August 2004 ranged between 10% and 50% of base salary depending on the level of the position.

For 2004 the Committee determined that no other executive annual incentives would be paid to the Company’s executives or any other employees participating in the Company’s profit-sharing plan because the Company did not show a profit.

To make executive compensation more performance based, the Committee has terminated the automatic profit-sharing plan as it applied to executives. The Plan had provided a portion of an executive’s incentive pay based solely on Company profits. For coming years, the Committee has restructured the annual incentive plans for executives to require that the Company meet certain pre-determined earnings goals as a trigger before any executive is entitled to a bonus. If the earnings targets are met, executives are entitled to 50% of their bonus, with the remaining 50% payable based on meeting individual objectives appropriate for their positions and responsibilities.

The incentive plan which covers senior executive officers, including the CEO, is being submitted to the stockholders for approval at the Annual Meeting. See “Proposal 2—Adoption of Atlas Air Worldwide Holdings, Inc. 2005 Annual Incentive Plan for Senior Executives.”

Long-term Incentives

Pursuant to the order of the Bankruptcy Court, 10% of the Company’s 22,752,878 fully-diluted shares were to be allocated to management under a long-term management incentive plan. An additional 2.175% of the Company’s shares were allocated for non-management employees, including crewmembers. With respect to the management shares, the Bankruptcy Court order required that one-half of the 10% pool be allocated to approximately 66 key management employees, and that one-half of this particular allocation be in the form of stock options and the other one-half in the form of restricted stock. This grant was made as of August 11, 2004, and totaled approximately 1.136 million shares. The Bankruptcy Court order further required 30% of the 10% management share pool be awarded within six months of the Company’s emergence from bankruptcy. For the purpose of this allocation, the eligible pool of employees was expanded by the Committee to approximately 115 employees. This grant was briefly delayed, but was made as of March 22, 2005, with an appropriate adjustment to the vesting provisions to neutralize the impact of the delayed grant; it consisted of approximately 850,000 shares, almost exclusively in the form of stock options. In addition, a portion of this pool was utilized for restricted stock grants to members of the Board of Directors, which are reflected in the Beneficial Ownership Table. In September 2004, 299,963 shares were granted to the Company’s Atlas crewmembers, with an additional 195,340 shares remaining for future awards to non-management employees. Having allocated approximately 8% of the Company’s shares as compensation for management and members of the Board of Directors, and 2% to crewmembers, there remains 2% to be allocated in future years.

Executive Benefits

There were a number of employment agreements in place for executives, which were all approved by the Bankruptcy Court, each providing a number of non-cash perquisites in addition to cash compensation. In 2004 and concluding in 2005, the Committee, with the executives’ consent, eliminated many employment agreements and revised others, reducing severance commitments and discontinuing policies that allowed many of the perquisites, including, but not limited to, certain travel subsidies, mortgage subsidies and automobile allowances.

2004 Chief Executive Officer Compensation

Mr. Erickson’s total compensation is comprised of the same elements as other executive officers. In accordance with his employment agreement, dated March 8, 2004, Mr. Erickson’s annual base salary for 2004 was $510,000 with a target short-term incentive bonus opportunity of 50% of base salary. After evaluating the Company’s financial performance for 2004, the Committee determined that no annual incentive bonus was payable to Mr. Erickson for 2004. Pursuant to the KERP referenced above, Mr. Erickson received a key employee retention bonus of $255,000 in August 2004 after the Company emerged from bankruptcy.

As part of the 5% equity grant mandated by the Bankruptcy Court, Mr. Erickson received 126,700 stock options and 176,200 shares of restricted stock in 2004.

Other compensation paid to Mr. Erickson in 2004 consisted of Company matching contributions under the Company’s 401(k) Plan available to all employees, perquisites including automobile lease/allowance and commuting and temporary housing subsidies, which have since been eliminated by agreement with Mr. Erickson.

Million Dollar Cap on Deductibility

Section 162(m) of the Code limits the U.S. federal income tax deductibility of certain annual compensation payments in excess of $1 million to a company’s chief executive officer or to any of its four other most highly compensated executive officers. Compensation which can be characterized as performance based can generally be excluded from this cap. It is the objective of the Committee to administer compensation plans in compliance with the provisions of Section 162(m) where feasible (including the 2005 Annual Incentive Plan for Senior Executives) and where consistent with our compensation philosophy as stated above, to maximize the Company’s ability to deduct compensation paid to its executive officers.

THE COMPENSATION COMMITTEE Keith Butler, Chairman Robert F. Agnew Duncan H. Cocroft Eugene I. Davis James S. Gilmore III Frederick McCorkle

Compensation Committee Interlocks and Insider Participation

No member of our Compensation Committee serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers serving as members of our Board or Compensation Committee.

Nominating Procedures

In lieu of a Nominating Committee and as permitted pursuant to the Company’s By-laws, the Board has adopted resolutions setting forth its procedures regarding identification and recommendation to the full Board of individuals qualified to become or continue as directors (“Nominating Resolutions”). Directors will be identified and recommended to the Board either by the Company’s Audit and Governance Committee or a majority of the Company’s independent directors, as defined in applicable rules and regulations promulgated by the SEC and Nasdaq or any other primary trading market or securities exchange on which the Company’s securities are then traded (such directors being hereinafter referred to as the “Nominating Directors”). The directors that presently comprise the Nominating Directors include Messrs. Butler, Cocroft, Davis, Kerber, Lanese and McCorkle. A copy of the Nominating Resolutions is available on our website at www.atlasair.com.

With the Nominating Resolutions in effect and the independent directors serving as Nominating Directors, the Board believes that it is not necessary for the Company to have a separate standing Nominating Committee of the Board. The Nominating Directors will (1) identify, state and review with the Board, at least annually, among other things, the skills and characteristics for the election of new, and the continuation of existing, directors, (2) review candidates for nomination as directors submitted by directors, officers, employees and stockholders, (3) recommend to the Board nominees for election as directors at each annual meeting of stockholders, to fill a vacancy on the Board or to increase the size of the Board, (4) select, retain, evaluate and, as appropriate, terminate and replace any executive search firm with respect to the identification of candidates for nomination for election as directors, (5) periodically review whether to adopt a policy with regard to the consideration of any director candidates recommended by stockholders and (6) maintain records regarding the process of identifying and evaluation candidates for election as directors.

Director Qualifications

The Nominating Directors are responsible for reviewing and developing the Board’s criteria for evaluating and selecting new directors based on the needs of the Company from time to time. Pursuant to the Nominating Resolutions, the Board should possess core competencies in accounting, finance and disclosure, business judgment, management, crisis response, industry knowledge, international markets, leadership and strategy and vision. In addition, the Nominating Directors will consider, among other things, whether such individuals have the aforementioned skills and characteristics and are independent, as defined in applicable rules and regulations promulgated by the SEC and Nasdaq or any other primary trading market or securities exchange on which the Company’s securities are then traded. The Board will nominate new directors only from candidates identified, screened and approved by the Nominating Directors. The Board will take into account the nature of and time involved in a director’s service on other boards in evaluating the suitability of individual directors and making its recommendation to the Company’s stockholders. Service on boards of other organizations must be consistent with the Company’s conflict of interest policies applicable to directors and other legal requirements.

Evaluation of Stockholder Nominees

While the Nominating Directors currently do not have a formal procedure presently in place under the Nominating Resolutions regarding the consideration of director candidates recommended by stockholders, Nominating Directors will consider director candidates recommended by stockholders, provided that such recommendations are made in accordance with the procedures required under our By-laws and as described in this Proxy Statement under “Advance Notice Procedures” below. In evaluating such nominees, the Board and the Nominating Directors seek to achieve a balance of knowledge, experience and capability on the Board and to address the membership criteria set forth above under “Director Qualifications.” The Nominating Resolutions provide for a periodic review of whether to adopt a formal policy with regard to the consideration of any director candidates recommended by stockholders, including whether there will be differences in the manner in which the Board evaluates director nominees based on whether a stockholder made the recommendation, and whether there will be differences in procedures to be followed for nominees of stockholders who beneficially owned more than 5% of the Company’s Common Stock for at least one year as of the date the recommendation was made.

Corporate Governance Principles

The Company adopted a set of amended and restated Corporate Governance Principles in June 2005, believing that sound corporate governance practices provide an important framework to assist the Board in fulfilling its responsibilities. The business and affairs of the Company are managed under the direction of the Company’s Board, which has responsibility for establishing broad corporate policies, setting strategic direction and overseeing management. An informed, independent and involved Board is essential for ensuring the Company’s integrity, transparency and long-term strength, and maximizing stockholder value. The Corporate Governance Principles, along with certain Board Efficiencies and Protocols adopted by the Board, address such topics as director nominations and qualifications, Board committees, director compensation, conflicts and waivers of compliance, powers and responsibilities of the Board, Board independence, serving on other boards, meetings, director access and communication with third parties, annual Board evaluations, financial statements and disclosure matters, delegation of power and oversight and indemnification. A copy of the Corporate Governance Principles is available on our website at www.atlasair.com.

Code of Ethics Applicable to the CEO, Senior Financial Officers and Members of the Board of Directors

We have adopted a Code of Ethics that applies to all of our employees, along with a revised and restated Code of Ethics applicable to our Chief Executive Officer, Senior Financial Officers, and members of the Board of Directors (the “Code of Ethics”). In addition to adding members of the Board as “covered parties” under the

Code, the Code was amended to include certain provisions dealing with disclosure of violations and waivers of, and amendments to, the Code of Ethics by covered parties. The Code of Ethics was filed as Exhibit 14.1 to the Company’s Current Report on Form 8-K dated May 23, 2005. Any person who wishes to obtain a copy of the Code of Ethics may do so by writing to Atlas Air Worldwide Holdings, Inc., Attn: Secretary, 2000 Westchester Avenue, Purchase, NY 10577. A copy of the Code of Ethics is available on our website at www.atlasair.com.

Employee Compliance Manual

The Company has adopted an Employee Compliance Manual that includes a code of conduct for conducting business that sets forth the policies and business practices that apply to all of the Company’s employees and directors. The code of conduct in the Employee Compliance Manual addresses such topics as compliance with laws, moral and ethical conduct, equal employment opportunity, promoting a work environment free from harassment or discrimination and the protection of intellectual property and proprietary information, among other things.

Executive Sessions

The non-employee members of the Board and its respective committees meet in executive session (with no management directors or management present) on a regular basis and upon the request of one or more independent directors. The sessions are generally scheduled and chaired by the Chairman of the Board or by the respective committee chairman, as applicable, each such person being a non-employee director. The executive sessions include whatever topics the independent directors deem appropriate.

Communications with the Board

Stockholders and other interested parties who wish to communicate with the Board may do so by writing to Eugene I. Davis, our Chairman, in care of Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York 10577. All communications received by Board members from third parties that relate to matters within the scope of the Board’s responsibilities will be forwarded to the Chairman of the Board. All communications received by Board members from third parties that relate to matters within the responsibility of one of the Board committees will be forwarded to the Chairman of the appropriate committee, as well as to the Chairman of the Board. All communications received by Board members from third parties that relate to ordinary business matters that are not within the scope of the Board’s responsibilities are forwarded to the Company’s General Counsel. The General Counsel will act as agent in processing communications received by non-management directors from stockholders and from other interested parties, unless otherwise required pursuant to the Audit and Governance Committee’s charter and any other committee protocols or rules, applicable laws and regulations or the rules of such other primary trading market or securities exchange on which the Company’s securities are then traded.

Board Attendance at the Annual Meeting

Purusuant to Board policy, directors are expected to attend Board meetings, as well as the Annual Meetings of Stockholders. All of the members of the Board are currently expected to attend the Annual Meeting. Prior to this meeting, the Company has not held an annual meeting of stockholders since 2002.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned by (i) our Chief Executive Officer and (ii) each of our other Named Executive Officers for the three fiscal years ended December 31, 2004, 2003 and 2002, respectively.

					Long Term Compensation
	Annual Compensation				Awards

Name and				Other Annual	Restricted	Securities	All Other
Principal Postions at				Compensation	Stock	Underlying	Compensation
December 31, 2004	Year	Salary	Bonus	(1)	Awards (3)	Options (4)	(5)

Jeffrey H. Erickson	2004	$506,727	$ —	$147,486	$2,937,254	126,700	$255,000
President and Chief	2003	454,886	—	147,047	—	—	235,000
Executive Officer*	2002	133,333	—	358,782	—	—	—
T. Wakelee Smith**	2004	$281,887	$ —	$ —(2)	$ 743,482	30,400	$280,000
	2003	201,667	20,000	—(2)	—	—	—
	2002	—	—	—	—	—	—
Ronald A. Lane***	2004	$331,809	$ —	$ —(2)	$ 660,132	28,400	$164,610
	2003	303,125	215,000	—(2)	—	—	231,000
	2002	257,292	150,000	—(2)	—	—	4,000
John W. Dietrich****	2004	$268,393	$ —	$ 27,926	$ 660,132	28,400	$146,500
	2003	223,025	—	129,523	—	—	126,000
	2002	183,459	—	35,757	—	—	5,500
James R. Cato*****	2004	$238,785	$ —	$ 91,318	$ 350,070	13,800	$ 98,000
	2003	224,700	—	150,492	—	—	90,263
	2002	222,032	47,187	—(2)	—	—	5,500

*	Mr. Erickson has been President of the Company since March 2003 and Chief Executive Officer of the Company since January 2004.

**	In 2002, Mr. Smith was a consultant to the Company. In 2003, he was named Vice President, Strategic Development, and in 2004, he was named Senior Vice President and Chief Operating Officer of the Company.

***	In 2002 and 2003, Mr. Lane was Chief Marketing Officer for Polar. In April 2003, he was named Senior Vice President and Chief Marketing Officer of the Company.

****	In 2002, Mr. Dietrich was Associate General Counsel at Atlas. In 2003, he became Vice President of Legal and General Counsel of the Company. In February 2004, he became Senior Vice President, General Counsel and Chief Human Resources Officer of the Company.

*****	In 2002, Mr. Cato was Vice President of Labor Relations for Atlas. In 2003, he also became Vice President of Flight Operations for Atlas and Vice President of Labor Relations for Polar. In 2004, he was named Vice President of Flight Operations and Labor Relations for the Company.

(1)	Other Annual Compensation for 2004 for Mr. Erickson includes amounts relating to commuting and temporary housing ($117,771) and an automobile lease/allowance ($29,715). Other Annual Compensation for 2004 for Mr. Dietrich represents amounts attributable to an automobile lease/allowance. Other Annual Compensation for 2004 for Mr. Cato includes amounts relating to commuting and temporary housing ($68,080) and an automobile lease/allowance ($23,238).

Other Annual Compensation for 2003 for Mr. Erickson includes amounts relating to commuting and temporary housing ($123,550), an automobile allowance ($21,279) and other miscellaneous perquisites. Other Annual Compensation for 2003 for Mr. Dietrich includes amounts relating to the pay down of outstanding mortgage subsidy relocation benefits ($90,141), relocation benefits ($22,628) and other miscellaneous perquisites. Other Annual Compensation for 2003 for Mr. Cato includes amounts relating to commuting and temporary housing ($74,110), an automobile lease ($22,134) and a deferred compensation distribution ($54,248).

Other Annual Compensation for 2002 for Mr. Erickson represents a miscellaneous moving/sign on allowance. Other Annual Compensation for 2002 for Mr. Dietrich represents certain relocation benefits.

(2)	In accordance with the rules of the SEC, no amount representing perquisites or other personal benefits, securities or property is disclosed if the total amount is equal to the lesser of $50,000 or 10% of the named executive officer’s salary and bonus.

(3)	The value of the restricted stock shown in the table is based on the closing market price of the Common Stock as of the date of the award. As of December 31, 2004, total restricted stock awards and the related fair market values on such date were as follows: Mr. Erickson—176,200 shares ($4,228,800); Mr. Smith—44,600 shares ($1,070,400); Mr. Lane—39,600 shares ($950,400); Mr. Dietrich—39,600 shares ($950,400); and Mr. Cato—21,000 shares ($504,000). The restricted stock awards vest in three equal annual installments beginning on July 27, 2005. We do not expect to pay dividends on shares of our Common Stock for the foreseeable future. To the extent that dividends are declared and paid on the Common Stock, they would be paid on restricted stock at the same time and rate as paid to all stockholders.

(4)	The options shown in the table become exercisable in three equal annual installments beginning on July 27, 2005.

(5)	All Other Compensation includes for 2004 (a) key employee retention payments for Messrs. Erickson, Smith, Lane, Dietrich and Cato of $255,000, $280,000, $156,610, $140,000 and $90,000, respectively, and (b) employer matching contributions under the Company’s 401(k) plan for Messrs. Erickson, Smith, Lane, Dietrich, and Cato of $-0-, $-0-, $8,000, $6,500 and $8,000, respectively.

All Other Compensation includes for 2003 (a) key employee retention payments for Messrs. Erickson, Smith, Lane, Dietrich and Cato of $235,000,
$-0-, $225,000, $120,000 and $84,263, respectively, and (b) employer matching contributions under the Company’s 401(k) plan for Messrs. Erickson, Smith, Lane, Dietrich and Cato of $-0-, $-0-, $6,000, $6,000 and $6,000, respectively.

All Other Compensation for 2002 for Messrs. Lane, Dietrich and Cato represents employer matching contributions under the Company’s 401(k) plan.

Option Grants, Exercises and Values

The following table sets forth certain information relating to options granted to the Named Executive Officers during 2004.

	Option Grants in 2004

	Individual Grants

	Number of	Percent of
	Securities	Total Options
	Underlying	Granted to			Grant Date
	Options	Employees in	Exercise Price	Expiration	Present
Name	Granted (#) (a)	2004 (%) (b)	Per Share($/Sh.)	Date	Value (c)

Jeffrey H. Erickson	126,700	23.4%	$16.70	8/11/14	$2,416,955
T. Wakelee Smith	30,400	8.3	$16.70	8/11/14	579,916
Ronald A. Lane	28,400	5.3	$16.70	8/11/14	541,764
John W. Dietrich	28,400	5.3	$16.70	8/11/14	541,764
James R. Cato	13,800	2.5	$16.70	8/11/14	263,252

(a)	These options become exercisable in three equal annual installments beginning on July 27, 2005.

(b)	The total number of options granted in fiscal 2004 by the Company was 540,100 to 81 employees. This number does not include 299,963 options granted to certain pilot employees under the Atlas Air Worldwide Holdings, Inc. 2004 Employee Stock Option Plan, which plan is not open to Named Executive Officers.

(c)	This estimated hypothetical value is based on a Black-Scholes option pricing model in accordance with SEC rules. We used the following assumptions in estimating this value: expected volatility—38.5%; risk-free rate of return—2.93%; expected dividend yield—0%; and time of exercise—three years. No adjustments were made for non-transferability or risk of forfeiture.

Aggregated Option Exercises in 2004 and Option Values at December 31, 2004

The following table sets forth certain information relating to the exercise of previously granted options by the Named Executive Officers during 2004. In connection with our emergence from bankruptcy on July 27, 2004, our Old Common Stock was cancelled, as were outstanding options to purchase shares of Old Common Stock, and our Common Stock was authorized. Options in the following table relate to the Common Stock. The table also presents the number and value (stock price less exercise price) of the remaining options held by the Named Executive Officers at year-end, using the average ($24.00) of the high and low trading prices for the Common Stock on December 31, 2004.

Value of Unexercised
	Number of		Number of Securities	In-The-Money Options at
	Shares		Underlying Unexercised	December 31, 2004
	Acquired on		Options at December 31, 2004	(Exercisable/Unexercisable)
Name	Exercise (#)	Value Realized ($)	(Exercisable/Unexercisable) (#)	($)

Jeffrey H. Erickson	-0-	-0-	0/126,700	$0/$924,910
T. Wakelee Smith	-0-	-0-	0/30,400	0/221,920
Ronald A. Lane	-0-	-0-	0/28,400	0/207,320
John W. Dietrich	-0-	-0-	0/28,400	0/207,320
James R. Cato	-0-	-0-	0/13,800	0/100,740

Employment and Other Agreements

Jeffrey H. Erickson. Mr. Erickson’s employment agreement, which was amended effective April 1, 2005, had been entered into on September 1, 2002 and amended as of March 8, 2004, with an initial term of four years with automatic one-year renewals unless written notice was given by either party at least three months prior to such renewal. Mr. Erickson, whose initial title was President of Atlas, initially received an annual salary of $400,000, with his base salary increasing to $470,000 on March 19, 2003. He was subsequently named President and Chief Executive Officer of AAWW, Atlas and Polar and his base salary was increased to $510,000. Under the agreement, Mr. Erickson was eligible to receive (i) an annual incentive bonus at a target of 50% of his base salary based on the Company’s financial, and Mr. Erickson’s individual, performance for each calendar year during his employment, (ii) an annual automobile allowance on a tax grossed-up basis for either a company automobile or a purchased automobile, in either case valued at up to $40,000, (iii) commuting benefits, (iv) options to purchase 37,500 shares of AAWW Common Stock at an exercise price of $2.85 per share, vesting ratably over the four year employment period, (v) other customary benefits available to Company management employees, and (vi) in the event of termination of the agreement by Atlas for reasons other than Cause (as defined in the agreement) or by Mr. Erickson for Good Reason (as defined in the agreement), his then-base salary for a period of 18 months. The agreement also contained customary non-competition provisions.

Effective April 1, 2005, Mr. Erickson’s employment agreement was amended and restated to provide that (i) in lieu of a four-year term, the employment period would run from September 1, 2002 until termination by either party upon notice as described above or in accordance with other terms of the agreement, (ii) Mr. Erickson’s base salary was increased to $524,400, in consideration of the elimination of the automobile allowance described above, (iii) Mr. Erickson would be eligible to participate in AAWW’s Annual Incentive Plan (the “Annual Incentive Plan”), an employee benefit plan to be developed by the Compensation Committee upon substantially the same terms and in lieu of the annual incentive bonus described above, (iv) the automobile allowance referred to in (ii) above was eliminated and in lieu of the tax gross-up related to such automobile allowance, Mr. Erickson will receive a one-time cash payment of $20,000 and (v) the commuting benefits described above were discontinued. Mr. Erickson’s stock options, which were granted in 2003, had previously been cancelled as a result of the Company’s emergence from Chapter 11 bankruptcy proceedings and the cancellation of the Company’s former class of Common Stock.

T. Wakelee Smith. Mr. Smith’s employment agreement was entered into effective February 1, 2003. It was amended effective January 29, 2004 and again amended effective June 15, 2004. His title as of the original agreement date was Vice President, Corporate Planning, and his base salary was set at $220,000. His title was revised by the January 29, 2004 amendment to Senior Vice President, Corporate Planning and Development, and his base salary was increased to $260,000, with an agreement to increase this to $280,000 as of June 30, 2004. The June 15, 2004 amendment changed his title to Senior Vice President and Chief Operating Officer and increased his base salary to $300,000. The agreement had an initial term extending until January 31, 2008, with automatic one-year renewals unless written notice was given by either party at least three months prior to such renewal. Under the amended agreement, Mr. Smith is eligible to receive (i) an annual incentive bonus at a target of 50% of his base salary based on the Company’s financial, and Mr. Smith’s individual, performance for each calendar year during his employment, (ii) an automobile allowance on a tax grossed-up basis for either a Company automobile or a leased automobile, valued at an amount similar to that of other Company officers, (iii) other customary benefits available to Company management employees, and (iv) in the event of termination of the agreement by Atlas for reasons other than Cause (as defined in the agreement) or by Mr. Smith for Good Reason (as defined in the agreement), payment of 18 months of his then-base salary.

Effective July 22, 2005, Mr. Smith’s employment contract was amended and restated to provide for (i) restricted circumstances under which he may be eligible for severance payments, (ii) reducing his severance eligibility from eighteen months to twelve months, in consideration of which he will receive a one-time cash payment of $127,500, (iii) providing for the termination of his automobile allowance upon the expiration of his current automobile lease and (iv) in lieu of the automobile allowance referred to in (iii) above, a one-time cash payment of $19,000 and an annual salary increase of $12,000.

Ronald A. Lane. Mr. Lane’s employment agreement was entered into effective May 1, 2003. It was amended effective January 24, 2004 and again amended effective April 20, 2004. His base salary as of the original agreement date was $300,000 and it provided that the salary would be reviewed from time to time, with a guarantee that the salary would be at least $350,000 as of May 1, 2005. The agreement has an initial term extending until May 1, 2008, with automatic one-year renewals unless written notice is given by either party at least three months prior to such renewal. Under the amended agreement, Mr. Lane is eligible to receive (i) an annual incentive bonus at a target of 50% of his base salary based on the Company’s financial, and Mr. Lane’s individual, performance for each calendar year during his employment, (ii) an automobile allowance of $700 per month (iii) other customary benefits available to our management employees, and (iv) in the event of termination of the agreement by Atlas for reasons other than Cause (as defined in the agreement) or by Mr. Lane for Good Reason (as defined in the agreement), a lump sum payment equal to 18 months of his then-base salary.

John W. Dietrich. Mr. Dietrich’s employment agreement, which was amended effective April 1, 2005, had been entered into on March 19, 2003 and amended as of August 1, 2003 and January 29, 2004, respectively, with an initial term of three years with automatic one-year renewals unless written notice was given by the Company at least three months prior to such renewal or by Mr. Dietrich prior to such renewal. Mr. Dietrich, whose initial title was Vice President of Legal and Acting General Counsel of Atlas and AAWW, initially received an annual salary of $205,700. He was subsequently named (x) Vice President of Legal and General Counsel of AAWW, Atlas and Polar on March 19, 2003 with his base salary increasing to $240,000 at such time, and (y) Senior Vice President, General Counsel and Chief Human Resources Officer of AAWW, Atlas and Polar on August 1, 2003 with his base salary increasing to $260,000 as of February 1, 2004 and $280,000 as of June 30, 2004. Under the agreement, Mr. Dietrich was eligible to receive (i) an annual incentive bonus at a target of 50% of his base salary based on the Company’s financial, and Mr. Dietrich’s individual, performance for each calendar year during his employment, (ii) an automobile allowance on a tax grossed-up basis for either a company automobile or a leased automobile, valued at an amount similar to that of other Company officers, (iii) other customary benefits available to our management employees, and (iv) in the event of termination of the agreement by Atlas for reasons other than Cause (as defined in the agreement) or by Mr. Dietrich for Good Reason (as defined in the agreement), a lump sum payment equal to 18 months of his then-base salary.

Effective April 1, 2005, Mr. Dietrich’s employment agreement was amended and restated to provide that (i) in lieu of a three-year term, the employment period would run from March 19, 2003 until termination by either party upon notice as described above or in accordance with other terms of the agreement, (ii) Mr. Dietrich’s base salary was increased to $292,000, in consideration for the elimination of the automobile allowance described above, (iii) Mr. Dietrich would be eligible to participate in the Annual Incentive Plan, upon substantially the same terms and in lieu of the annual incentive bonus described above, (iv) the automobile allowance referred to in (ii) above was eliminated and in lieu of the tax gross-up related to such automobile allowance, Mr. Dietrich will receive a one-time cash payment of $19,000, (v) the lump sum payable in the event of termination of the agreement by Atlas for reasons other than Cause or by Mr. Dietrich for Good Reason was reduced to 12 months of his then-base salary, and in consideration of such reduction, Mr. Dietrich will receive a one-time cash payment of $119,000.

James R. Cato. Mr. Cato’s employment agreement was entered into effective November 1, 2000 and amended effective February 1, 2004. The agreement does not specify a fixed term of employment. His initial base salary was $195,000, which was increased by the February 1, 2004 amendment to $240,000. Under the amended agreement, Mr. Cato is eligible to receive (i) an annual incentive bonus at a target of 50% of his base salary based on the Company’s financial, and Mr. Cato’s individual, performance for each calendar year during his employment, (ii) an automobile allowance on a tax grossed-up basis for either a company automobile or a leased automobile, valued at an amount similar to that of our other officers, (iii) temporary housing and commuting expenses on a tax-grossed up basis, (iv) other customary benefits available to our management employees, and (v) in the event of termination of the agreement by Atlas for reasons other than Cause (as defined in the agreement) or by Mr. Cato for Good Reason (as defined in the agreement), payment of 18 months of his then-base salary.

PROPOSAL 2

APPROVAL OF
ATLAS AIR WORLDWIDE HOLDINGS, INC.
2005 ANNUAL INCENTIVE PLAN FOR SENIOR EXECUTIVES
IN CONFORMANCE WITH
SECTION 162(m) OF THE INTERNAL REVENUE CODE

General

We are asking stockholders to approve the Atlas Air Worldwide Holdings, Inc. 2005 Annual Incentive Plan for Senior Executives (the “2005 Plan”). The 2005 Plan includes, among other things, the requirement to pay incentive awards primarily in the form of cash and provisions that protect the Company’s ability to take a tax deduction for performance-based awards made under the 2005 Plan, in conformance with Section 162(m) of the Code and related regulations, in case certain executive officers who are awardees individually have more than
$1 million of compensation in any one year.

Section 162(m) of the Code limits the deductibility of certain compensation in excess of $1 million per year paid to “covered employees,” defined as the Company’s Chief Executive Officer and its other four most highly-compensated executive officers. In accordance with Section 162(m) of the Code, if the 2005 Plan is not approved, no awards would be made to the individuals listed in the preceding sentence. The 2005 Plan is intended to address the limitation on deductibility by providing for compensation that qualifies as “performance-based compensation,” which is not subject to the limitation.

Compensation paid under the 2005 Plan will qualify as “performance-based compensation” within the meaning of Section 162(m) if:

•	it is payable on account of the attainment of the pre-established, objective performance goals and subject to the limitations on award amounts as set forth within the 2005 Plan;

•	the Annual Incentive Sub-Committee of the Compensation Committee of the Board (the “Sub-Committee”), which is comprised solely of non-employee directors, approves the maximum individual awards at or near the beginning of each performance period;

•	the 2005 Plan, which sets forth the material terms of the compensation and the various performance goals, is disclosed to and approved by stockholders before payment; and

•	the Sub-Committee certifies that the performance goals have been satisfied before payment.

The Board believes that you should approve the new 2005 Plan because it encourages eligible participants to increase their efforts to help make the Company more successful and to remain in our employ by providing them the opportunity to earn incentive payments upon the achievement of established performance goals.

Summary of the 2005 Plan

The following paragraphs provide a summary of the principal features of the 2005 Plan. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the 2005 Plan, which is set forth in Appendix C to this Proxy Statement.

Eligibility

The Plan’s participants include the CEO, President, Executive Vice Presidents and Senior Vice Presidents of the Company (currently 5 persons). All eligible employees will be eligible to participate in the 2005 Plan if they are employed as eligible employees as of the first day of the plan year. An individual who becomes an eligible employee during a plan year will participate immediately, but only with respect to base salary earned on and after the date he or she first becomes an eligible employee, except as determined by the Sub-Committee in its sole discretion to allow exceptions (e.g., the consideration of base salary on an annualized basis).

Administration

The Plan will be administered by the Sub-Committee.

Determination of Awards

For each plan year, each participant will be entitled to receive a cash payment based upon the Company’s achievement of its financial goal and the participant’s individual performance. The Company meeting its financial goal is a prerequisite to any payment being made under the 2005 Plan.

There will be two performance measures to determine payments in respect of a plan year: (i) the financial goal for the Company, which may be based on pre-tax income, earnings per share, return on equity or such other factors as determined by the Sub-Committee and (ii) the participant’s individual performance, which will be measured against five or more objectives approved by the Sub-Committee and communicated to the participant. If the financial goal is met, a participant is automatically entitled to one-half of his or her bonus, with payment of the remaining half dependent upon the participant’s individual performance. The results with respect to achieving each will be applied toward earning a percentage of the target bonus. The target bonus is fifty percent (50%) of the base salary for each participant.

Payment of Awards

Any award payable in respect of a plan year will be paid by the Company within two weeks following the completion of the year-end audit by the Company’s independent accountants for the applicable plan year. All amounts payable for an award will be paid in cash or the Company’s stock as determined by the Sub-Committee, but the Company’s stock may be used, if at all, only for the portion of an award that exceeds fifty percent (50%) of a participant’s base salary.

Amendment and Termination

In any plan year for which the Board determines in good faith that exigent circumstances exist which could have a material adverse impact on the Company if awards were paid, the Board will have the authority, in its absolute and sole discretion, to determine that (i) no awards will be paid for that plan year; (ii) awards for that plan year will be reduced, (iii) payment of awards for that plan year will be deferred for possible payment at a future date, or (iv) other adjustments will be made to the awards otherwise payable for that plan year.

New Plan Benefits

The actual amount of compensation to be paid to participants under the 2005 Plan is not determinable in advance because specific performance criteria and targets will be selected each year by the Sub-Committee and it is substantially uncertain what levels of performance will be realized against such criteria and targets. Awards paid in prior years were made pursuant to a bonus and incentive plan that was cancelled under the Plan of Reorganization and are not necessarily indicative of awards that the Company may make in the future.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE 2005 ANNUAL INCENTIVE PLAN FOR SENIOR EXECUTIVES IN CONFORMANCE WITH SECTION 162(m) OF THE CODE.

COMPARATIVE PERFORMANCE GRAPH

The following graph compares the performance of the Company’s Common Stock to the Standard & Poor’s 500 Stock Index and the AMEX Airlines Index for the period beginning July 28, 2004, the date of our emergence from bankruptcy, and ending on July 31, 2005.

Total Return to Stockholders*

Total return between 7/28/2004 and 7/31/2005

	7/28/2004	9/30/2004	12/31/2004	3/31/2005	6/30/2005	7/31/2005

AAWW	$100.00	$113.98	$143.97	$161.97	$194.96	$197.96
S&P 500	$100.00	$101.75	$110.64	$107.78	$108.76	$112.67
AMEX Airline Index	$100.00	$ 94.94	$133.22	$108.60	$104.79	$115.03

*	Assumes $100 invested on July 28, 2004 in each of the Company’s Common Stock, the S&P 500 Stock Index and the AMEX Airline Index.

DEADLINE FOR RECEIPT OF STOCKHOLDER PROPOSALS TO BE PRESENTED
AT THE 2006 ANNUAL MEETING

Stockholder Proposals for the 2006 Annual Meeting

The Company currently expects to hold its 2006 annual meeting of stockholders on our about September 19, 2006. Under the rules of the SEC, if a stockholder wants us to include a proposal in the proxy statement and form of proxy for presentation at the 2006 annual meeting, the proposal must be received by our Secretary no later than April 24, 2006. All stockholder proposals must be made in writing and addressed to the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York 10577.

Advance Notice Procedures

Under our By-laws, and as permitted by the rules of the SEC, no business may be brought before the Annual Meeting except as specified in the notice of the meeting (which includes stockholder proposals that we are required to set forth in our Proxy Statement under Rule 14a-8 of the Exchange Act) or as otherwise brought before the Annual Meeting by or at the direction of the Board or by a stockholder entitled to vote who has delivered notice to us (containing certain information specified in our By-laws) not less than 70 nor more than 90 days prior to the first anniversary of the preceding year’s annual meeting. A copy of the By-laws will be sent to any stockholder upon written request to the Secretary of the Company. These requirements are separate and apart from, and in addition to, the SEC’s requirements that a stockholder must meet in order to have his or her stockholder proposal included in our Proxy Statement, as discussed above.

ADDITIONAL COPIES OF ANNUAL REPORT

A copy of our 2004 Annual Report accompanies this Proxy Statement. If any person who was a beneficial owner of Common Stock on the Record Date desires additional copies, such copies may be obtained without charge upon request in writing addressed to the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue Purchase, New York 10577. Each such copy of the Company’s Annual Report on Form 10-K so furnished does not include any exhibits thereto, but is accompanied by a list briefly describing all such exhibits. The Company will furnish any such exhibit upon written request and upon payment of a reasonable specified fee. The Form 10-K is also available on our website at www.atlasair.com.

ADDITIONAL INFORMATION

Separate Voting Materials

Some banks, brokers and other record holders have begun the practice of “householding” proxy statements and annual reports. “Householding” is the term used to describe the practice of delivering a single set of proxy statements and annual reports to any household at which two or more stockholders reside if a company reasonably believes the stockholders are members of the same family. This procedure would reduce the volume of duplicate information stockholders receive and would also reduce a company’s printing and mailing costs. The Company will promptly deliver an additional copy of either document to any stockholder who writes or calls the Company at the following address or phone number: the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York, 10577, (914) 701-8000.

List of Stockholders

The names of stockholders entitled to vote at the Annual Meeting will be available for inspection at the Annual Meeting and for 10 days prior to the meeting for any purpose germane to the meeting, between the hours of 9 a.m. and 5 p.m., at our principal executive offices at 2000 Westchester Avenue Purchase, New York 10577, by contacting the Secretary of the Company.

Limited Voting by Foreign Owners

To comply with restrictions imposed by federal aviation law on foreign ownership of U.S. airlines, our Certificate of Incorporation and By-laws restrict foreign ownership of shares of our Common Stock. The restrictions imposed by federal aviation law (49 U.S.C. 41102) currently include a requirement that no more than 25% of our voting stock be owned or controlled, directly or indirectly, by persons who are not “Citizens of the United States.” There is a separate requirement that the Company be under the actual control of Citizens of the United States.

Pursuant to the Company’s By-laws, there is a separate stock record, designated the Foreign Stock Record for the registration of Voting Stock that is Beneficially Owned by aliens. “Voting Stock” means all outstanding shares of capital stock of the Company issued from time to time by the Company which, by their terms, may vote. “Beneficially Owned” refers to owners of securities who, directly or indirectly, have or share voting power and/or investment power.

At no time will ownership of shares representing more than the Maximum Percentage be registered in the Foreign Stock Record. “Maximum Percentage” refers to the maximum percentage of voting power of Voting Stock which may be voted by, or at the direction of, aliens without violating applicable statutory, regulatory or interpretative restrictions or adversely affecting the Company’s operating certificates or authorities. If the Company finds that the combined voting power of Voting Stock then registered in the Foreign Stock Record exceeds the Maximum Percentage, the registration of such shares will be removed from the foreign stock record sufficient to reduce the combined voting power of the shares so registered to an amount not in excess of the Maximum Percentage.

The enclosed proxy card contains a certification that by signing the proxy card the stockholder certifies that such stockholder is a “Citizen of the United States” as defined by 49 U.S.C.§40102(a)(15) or that the shares represented by the proxy card have been registered on our Foreign Stock Record.

The Company will promptly deliver a copy of the Company’s By-laws to any stockholder who writes or calls the Company at the following address or phone number: the Secretary, Atlas Air Worldwide Holdings, Inc., 2000 Westchester Avenue, Purchase, New York, 10577, (914) 701-8000.

Extent of Incorporation by Reference of Certain Materials

The Audit and Governance Committee Report, the Compensation Committee Report on Executive Compensation and the Comparative Performance Graph included in this Proxy Statement do not constitute soliciting materials and should not be deemed filed or incorporated by reference into any other filing made by us under the Securities Act of 1933 or the Securities Exchange Act, except to the extent we specifically incorporate such report or performance graph by reference therein.

OTHER MATTERS

As of the date of this Proxy Statement, we know of no business that will be presented for consideration at the Annual Meeting other than the election of directors and the approval of the 2005 Annual Incentive Plan for Senior Executives, as referred to above. If any other matter is properly brought before the meeting for action by stockholders, all proxies (in the enclosed form) returned to the Company will be voted in accordance with the recommendation of the Board of Directors or, in the absence of such a recommendation, in accordance with the judgment of the proxy holder.

IT IS IMPORTANT THAT PROXIES BE RETURNED PROMPTLY AND THAT YOUR SHARES BE REPRESENTED. STOCKHOLDERS ARE URGED TO FILL IN, SIGN AND PROMPTLY RETURN THE ACCOMPANYING FORM OF PROXY IN THE ENCLOSED ENVELOPE.

By Order of the Board of Directors _______________________________ JEFFREY H. ERICKSON President and Chief Executive Officer

August 22, 2005

APPENDIX A – AUDIT AND GOVERNANCE COMMITTEE CHARTER

Purpose

The Audit and Governance Committee (the “Committee”) is appointed by the Board to monitor: (i) the integrity of the financial statements of the Company, (ii) the independent auditor’s qualifications and independence, (iii) the performance of the Company’s internal audit function and independent auditor, and (iv) the compliance by the Company with legal and regulatory requirements.

The Committee is also responsible for (i) overseeing the Company’s Corporate Governance Principles, and (ii) performing an annual review of the CEO and the Board.

Organization

The Committee shall consist of at least three Directors. Each Committee member shall be appointed by the Board and shall: (i) meet the independence requirements of the NASDAQ National Stock Market or such other primary trading market or securities exchange on which the Company’s securities are then traded (NASDAQ or such other market or exchange being referred to as the “Listing Entity”), and the rules and regulations of the Securities and Exchange Commission (the “SEC”); (ii) comply with and satisfy the requirements of all applicable laws, rules and regulations, including those promulgated by the SEC and the Listing Entity, and (iii) be financially literate and able to read and understand financial statements at the time of such Director’s appointment to the Committee. At least one member shall have the accounting or related financial management expertise necessary to qualify as an “audit committee financial expert” as defined in applicable laws, rules, and regulations of the SEC and the Listing Entity.

Meetings

The Committee shall meet at least four times a year after each fiscal quarter. In addition, the Committee shall meet at least quarterly with management, the director of internal audit, and the independent auditor in separate executive sessions to discuss any matters that the Committee or any of these groups believes should be discussed privately. The Committee may meet with such other persons, including the Company’s investment bankers and financial or legal advisors, as it deems necessary or appropriate. Meetings of the Committee shall be called by the Chairman of the Committee, the Chairman of the Board of Directors, or the Chief Executive Officer of the Company.

The Committee shall report to the Board regarding the execution of its duties after each scheduled meeting of the Committee and shall keep written minutes of its meetings.

A majority of the members of the Committee shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee. Any Committee member may be excused from a meeting to permit the remaining members of the Committee to act on any matter in which such member’s participation is not appropriate, and such member’s absence will not destroy the quorum for purposes of acting on such matter.

Compensation

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board. Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

Committee Authority and Responsibilities

A.	Independent Auditor

The Committee shall:

1.	Appoint, determine the compensation of, evaluate, and oversee the work of the independent auditor, and, when appropriate, replace the independent auditor. The independent auditor shall report directly to and be dischargeable by the Committee.

2.	Approve in advance all audit and permitted non-audit services, including fees and terms, that are to be performed by the independent auditor. The Committee may delegate pre-approval authority to the Chairman of the Committee, who shall report any pre-approval decisions to the full Committee at its next scheduled meeting. The Committee will meet with management and the independent auditor to review and approve the proposed overall plan and scope of the audit for the current year.

3.	Review and discuss with the independent auditor any (i) problems or difficulties encountered by the independent auditor in the course of the audit work; (ii) changes to, or restrictions on, the scope of the independent auditor’s activities, access to information, the audit budget, or staffing; (iii) significant disagreements with management; (iv) communications between the independent auditing team and such team’s national office with respect to auditing or accounting issues presented by management; (v) accounting adjustments noted or proposed by the independent auditor (whether or not material), but not adopted by the Company and any material adjustment proposed by the auditor and recorded by the Company; and (vi) management or internal control letter issued, or proposed to be issued, by the independent auditor, and the Company’s response to that letter.

4.	Evaluate at least annually the qualifications, performance and independence of the independent auditor. Obtain and review on an annual basis a formal, written report from the independent auditor regarding (i) the auditor’s internal quality-control procedures, (ii) any material issues raised by the most recent quality-control review or peer review of the auditor, or by any inquiry or investigation by governmental or professional authorities, within the preceding five years regarding independent audits carried out by the firm and any steps taken to deal with any such issues, and (iii) all relationships between the independent auditor and the Company.

5.	Ensure that the lead (or coordinating) audit partner is rotated at least every five years in accordance with applicable law.

6.	Ensure the Company will not hire as its chief executive officer, chief financial officer or chief accounting officer any individual who was employed by the Company’s independent auditor and who participated in any capacity in the audit of the Company within two years of such individual’s date of hire. Approve the hiring for any other position any individual who was employed by the independent auditor and who participated in any capacity in the audit of the Company within one year of such individual’s date of hire.

B.	Financial Statement and Disclosure Matters

The Committee shall:

1.	Review and discuss with management and the independent auditor, prior to any public release, the annual audited financial statements (including disclosures made in management’s discussion and analysis) and management’s certifications of such financial statements, and recommend to the Board whether the audited financial statements should be included in the Company’s Annual Report on Form 10-K.

2.	Review and discuss with management and the independent auditor, prior to any public release, the Company’s quarterly financial statements (including disclosures made in management’s discussion and analysis), the results of the independent auditor’s reviews of the quarterly financial statements, and management’s certifications of such financial statements.

3.	Discuss with management and the independent auditor prior to any release (i) the Company’s earnings press releases, including the use of “pro-forma” or “adjusted” non-GAAP information, and (ii) financial information and earnings guidance provided to the investment community, banks, security analysts, and rating agencies.

4.	Review other relevant information submitted by the Company to any governmental body, or to the public, including any certifications required by law.

5.	Review and discuss with management and the internal auditor (i) the Company’s internal controls, disclosure controls, and internal reporting process and procedures, (ii) any significant deficiency in the design and operation of the internal controls, and (iii) any fraud, whether or not material, that involves any member of management who has a role in the Company’s internal controls.

6.	Discuss with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of the Company’s financial statements, including (i) any significant accounting policies and practices followed by the Company and their appropriateness under GAAP, (ii) any significant changes in the Company’s selection or application of accounting principles, (iii) the development, selection and disclosure of critical accounting estimates, and (iv) any alternative accounting treatments within GAAP discussed with the independent auditor and the analyses of the effect of alternative treatments on the Company’s financial statements.

7.	Discuss with management any litigation involving the Company and any contingent liabilities of the Company.

8.	Discuss with management and the independent auditor the effect that any regulatory and accounting proposals or initiatives might have on the financial results of the Company.

9.	Discuss with management and the independent auditor any off-balance sheet structures (including asset securitizations, joint ventures, and operating leases) and the impact they have on the Company’s financial statements.

10.	Discuss with management and the independent auditor the Company’s major financial risk exposures and the steps management has taken to monitor and control such exposures, including the Company’s risk assessment and risk management policies.

11.	Prepare a Report of the Audit Committee for inclusion in the Company’s annual proxy statement as required by the rules and regulations of the SEC.

C.	Oversight of the Company’s Internal Audit Function

The Committee shall:

1.	Review and approve the appointment and replacement of the senior internal auditing executive, the adequacy and qualifications of the internal audit staff, and the responsibilities and budget of the internal audit function. The senior internal auditor shall report directly to the Audit Committee.

2.	Review any significant reports to management prepared by the internal auditing department and management’s responses thereto.

3.	Discuss with the independent auditor the internal audit department responsibilities, budget, staffing and scope of the internal audit, as well as any proposed changes thereto.

4.	Review with the Company’s internal auditor, management, and independent auditor the adequacy of internal controls that could significantly affect the Company’s financial results.

D.	Compliance Oversight Responsibilities

The Committee shall:

1.	Review and approve procedures for (i) complaints received by the Company regarding accounting, internal accounting controls, or auditing matters, and (ii) confidential, anonymous submission by employees of concerns regarding questionable accounting or audit matters, including the use of a Compliance Hotline.

2.	Obtain from the independent auditor a report on any illegal or questionable activities that have or may have occurred and that were discovered by the independent auditor during the course of its audit of the Company’s accounts.

3.	Review annually with management (i) the administration, training, monitoring and auditing of the Company’s Code of Conduct and Ethics applicable to senior financial executives (among others) and the Compliance Program (including policies set forth in the Atlas Air Employee Compliance Manual and other compliance policies), (ii) the effectiveness of such Compliance Program in preventing illegal and improper acts, and (iii) the timeliness of management’s response in the event any instances of illegal or improper acts are discovered.

4.	Obtain reports from management, the Company’s senior internal auditing executive, and the independent auditor that show the Company, its subsidiaries, and any foreign affiliated entities are in conformity with applicable legal requirements and the Company’s Code of Conduct and Ethics.

5.	Review reports and disclosures of insider and affiliated party transactions and/or conflicts of interest, or potential conflicts of interest, involving corporate officers and members of the Board of Directors, including any exceptions to the Code of Conduct and Ethics and the actions management has taken to resolve the exceptions. Review and approve, where appropriate, any involvement of corporate officers and members of the Board of Directors in matters that might constitute a conflict of interest.

6.	Discuss with management and the independent auditor any correspondence with regulators or governmental agencies and any employee complaints or published reports that raise material issues regarding the Company’s financial statements or accounting policies.

7.	Review any reports of possible illegal or unethical activities, whether reported over the Company’s Compliance Hotline or otherwise.

8.	Discuss with management and company counsel any legal, regulatory and environmental matters that may have a material impact on the financial statements or the Company’s compliance policies.

9.	Review and assess compliance with applicable laws, rules, and regulations, including those of the SEC and the Listing Entity specifically applicable to the composition and responsibilities of the Audit Committee.

E.	Corporate Governance Responsibilities

The Committee shall:

1.	Review and reassess at least annually the adequacy of the Corporate Governance Principles of the Company and recommend any proposed changes to the Board for approval.

2.	Review at least annually the overall job performance of the Chief Executive Officer. At that time, the Committee shall also review with the Chief Executive Officer the job performance of other elected corporate officers and other key executives.

3.	The Committee shall receive comments from all directors and report annually to the Board with an assessment of the Board’s performance, to be discussed with the full Board following the end of each fiscal year. The Committee shall review with the Board annually the requisite skills and characteristics of new Board members, as well as the composition of the Board as a whole.

4.	Recommend ways to enhance communications and relations with stockholders and the investment community.

5.	Oversee compliance by the Board and its committees with applicable laws, rules and regulations, including those promulgated by the SEC and the Listing Entity.

Resources

The Committee shall have the authority, to the extent it deems necessary or appropriate, to retain special legal, accounting or other consultants to advise the Committee.

The Committee may request any officer, employee of the Company, the Company’s outside counsel, or the independent auditor to attend a meeting of the Committee or to meet with any members of or consultants to, the Committee.

The Committee shall request any reports, books, records or other material to be presented to it by the Company as it deems necessary in its sole discretion.

Evaluation

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. In addition, the Committee shall review annually the Committee’s own performance.

The Committee has the authority to, to the extent that it deems appropriate or desirable, appoint one or more subcommittees whose members meet the criteria for Committee members as set forth in this Charter.

The Committee has the right to exercise any and all power and authority of the Board with respect to matters within the scope of this Charter, subject to the ultimate power and authority of the Board.

Limitation of the Committee’s Role Regarding Certain Auditing and Financial Matters

While the Committee has the responsibilities and powers set forth in this Charter, it is not the duty of the Committee to plan or conduct audits or to determine that the Company’s financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management. The independent auditor is responsible for expressing an opinion on the financial statements of the Company.

Publication

This Charter shall be published as required by applicable law and as otherwise deemed advisable by the Committee.

APPENDIX B – COMPENSATION COMMITTEE CHARTER

I.	Purposes

The Committee has been established by the Board to assist the Board in discharging and performing the duties of the Board with respect to management compensation, succession planning and employee benefits, including the assessment and compensation of the Chief Executive Officer; the compensation of directors and other executive officers; the assessment of compensation arrangements, plans, policies and programs; the assessment of benefit and welfare plans and programs; the assessment of organizational systems and plans (including those relating to management development and succession planning); and the production of any report on executive compensation required by any applicable rules and regulations.

II.	Powers and Resources

The Committee has the right to exercise any and all power and authority of the Board with respect to matters within the scope of this Charter, subject to the ultimate power and authority of the Board. The Board shall continue to have the ultimate duty and responsibility to manage or direct the management of the business and affairs of the Company.

The Committee has the authority to:

•	conduct any and all investigations it deems necessary or appropriate, to contact directly the human resources department and other employees and advisors and require them to provide any and all information and advice it deems necessary or appropriate, and to retain legal, human resource or other advisors it deems necessary or appropriate;

•	set aside for payment, pay and direct the payment of such legal, human resource and other advisors; the advisors retained by the Committee shall report directly to the Committee, and shall be accountable to the Committee and the Board, for their services; and

•	to the extent that it deems appropriate or desirable, appoint one or more subcommittees whose members are non-employee directors and outside directors as set forth below and delegate to such subcommittee(s) the authority to make (including determining the terms and conditions of) grants or awards under, and to otherwise administer, bonus and incentive compensation plans and programs.

III.	Composition

The Committee shall consist of at least three Directors, as may be determined from time to time by the Board. Each Committee member shall be appointed by the Board and shall be: (1) a member of the Board, (2) a non-employee director within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, (3) an outside director within the meaning of Section 162(m) of the Internal Revenue Code of 1986, and (4) an independent director within the meaning of the rules of the NASDAQ National Stock Market or such other primary trading market or securities exchange on which the Company’s securities are then traded.

Each member of the Committee shall serve until the next annual organizational meeting of the Board or the earlier of his or her termination as a member of the Committee by the Board, the election of his or her successor as a member of the Committee or his or her death, resignation or removal. The Board shall appoint a new member or members in the event that there is a vacancy on the Committee that reduces the number of members below three, or if the Board determines that the number of members on the Committee should be increased.

Unless a Chair is elected by the Board, the members of the Committee may designate a Chair by a majority vote. The Chair shall supervise the conduct of the meetings and shall have other responsibilities as this Charter or the Committee may specify from time to time.

IV.	Meetings

The Committee shall meet in regular sessions at least four times a year and in special sessions as circumstances warrant, and may hold additional meetings in person or telephonically as often as may be necessary or appropriate, at the discretion of the Chair. When appropriate, the Committee may meet in separate executive sessions with management, employees, general counsel and internal audit to discuss any matters that the Committee or any of these groups believes warrant Committee attention. The Chair may also request that members of management, legal counsel, or other advisors attend the meetings of the Committee, but any individual whose performance or compensation is to be discussed at a Committee meeting should not attend such meeting unless specifically invited by the Committee (and the Chief Executive Officer may not be present during voting or deliberations as to his or her compensation).

Committee members are expected to use all reasonable efforts to attend meetings and to spend the time needed to properly discharge their responsibilities. A majority of the members of the Committee shall constitute a quorum for the transaction of business. The act of a majority of the members present at any meeting at which there is a quorum shall be the act of the Committee. Any Committee member may be excused from a meeting to permit the remaining members of the Committee to act on any matter in which such member’s participation is not appropriate, and such member’s absence will not destroy the quorum for purposes of acting on such matter.

V.	Compensation

Members of the Committee shall receive such fees, if any, for their service as Committee members as may be determined by the Board. Members of the Committee may not receive any compensation from the Company except the fees that they receive for service as a member of the Board or any committee thereof.

VI.	Procedures

The Committee shall determine its meeting schedule, the agenda for each meeting, the information to be provided to it before or at each meeting and all other matters relating to the conduct of its meetings and other activities. The Chair of the Committee shall establish and distribute (or request the Secretary to distribute) to each Committee member prior to each meeting an agenda for the meeting. Each Committee member is free to raise at any meeting subjects that are not on the agenda for that meeting. Information that is important to understanding the business to be conducted at a meeting should generally be distributed to the Committee members as soon as practicable in advance of the meeting, and Committee members should review these materials before the meeting.

The Committee shall keep minutes of its meetings and other proceedings.

It is the sense of the Board that, subject to Section VII below, the activities and procedures of the Committee should remain flexible so that it may appropriately respond to changing circumstances. Thus, this Charter is intended to provide a set of flexible guidelines for the effective functioning of the Committee. The Committee may modify or amend this Charter and the authority and responsibilities of the Committee set forth herein at any time.

VII.	Committee Authority and Responsibilities

Without limiting the scope of its responsibilities, duties and authority set forth above, the Committee shall:

Senior Management and Director Compensation

1.	Review and approve annually the goals and objectives relevant to compensation of the Chief Executive Officer (the “CEO”), evaluate his or her performance in light of those goals and objectives (which evaluation may be conducted (a) jointly with the Audit and Governance Committee as part of the Audit and Governance Committee’s annual review of the CEO’s overall job performance or (b) by the Audit and Governance Committee in lieu of the Committee, with the Audit and Governance Committee reporting to the Committee as to the results of its evaluation), and set his or her compensation based on such evaluation. In determining the long-term incentive component of the CEO’s compensation, the Committee should consider the Company’s performance and relative stockholder return, the value of similar incentive awards to chief executive officers at comparable companies, the awards given to the Company’s CEO in past years, and such other factors as the Committee deems appropriate.

2.	Review and approve, as appropriate, the compensation of the other executive officers and review compensation of other members of senior management and other employees generally (which may be conducted jointly with the Audit and Governance Committee as part of the Audit and Governance Committee’s annual review of the job performance of elected corporate officers other than the CEO, and other key executives). To the extent that long-term incentive compensation is a component of any executive officer’s compensation, the Committee shall consider all relevant factors in determining the appropriate level of such compensation, including without limitation the factors applicable with respect to the CEO.

3.	Monitor the search for, and approve the proposed compensation for, any (a) officer and (b) employee whose proposed base salary exceeds $200,000 per year.

4.	Periodically review and approve, as appropriate, the compensation of the directors.

5.	Review and approve, as appropriate, the bonus and incentive compensation arrangements, plans, policies and programs, including annual and long-term and cash and stock-based plans.

6.	Review periodically and approve, as appropriate, policies on management perquisites. Where necessary, review management’s determination of whether particular perquisites are business-related or personal. Advise the Audit and Governance Committee as to such policies.

7.	Review any compensation or other benefit received by any director or executive officer from any affiliated entities to confirm compliance with the Company’s code of conduct and ethics and related policies.

8.	Select, retain, evaluate and, as appropriate, terminate and replace any executive search firm or compensation consulting firm with respect to the selection and compensation of the Company’s senior officers.

Administration of Plans

9.	Administer all stock-based compensation plans (including without limitation, those plans mandated by the Company’s plan of reorganization) and such other programs as may be designated by the Board, including the review and grant of stock option and other equity incentive grants to executive officers and other employees and directors, in each case subject to any limitations prescribed by the Board and subject to any authority delegated by the Committee to the subcommittee described below.

10.	Review creation, modification, termination and funding of compensation, retirement, benefit and welfare arrangements, plans, policies and programs for senior management and other employees generally.

11.	Review the administration of the self-directed retirement and other plans as to whether the rules relating to investments in the common stock are properly protective of employee interests.

12.	Review periodically financial and investment policies and objectives of qualified and non-qualified retirement and benefit plans.

13.	As and when required, establish performance goals and certify that performance goals have been attained for purposes of Section 162(m) of the Internal Revenue Code.

14.	Approve all option plans (and amendments thereto) that are not subject to stockholder approval.

Employee and Other Compensation Matters

15.	Review and approve employment terms and agreements for new executive officers, any severance arrangements for executive officers, and any change of control, indemnification or other employment or compensation-related agreements to be entered into with executive officers.

16.	Review periodically employee relations policies generally.

17.	Review periodically equal opportunity employment and sexual harassment prevention policies, and monitor compliance with such policies and applicable laws.

18.	Review and make recommendations with respect to stockholder proposals related to compensation matters.

Succession Planning

19.	Coordinate with senior management the long-range planning for development and succession of senior management, including contingency planning for unanticipated sudden developments.

Regulatory Matters

20.	Prepare annually the report to stockholders to be included in the annual proxy statement as required by the rules of the SEC.

Reports to Board

21.	Report on its meetings, proceedings and other activities at each meeting of the Board.

VIII.   Evaluation

The Committee shall review and reassess the adequacy of this Charter annually and recommend any proposed changes to the Board for approval. In addition, the Committee shall review annually the Committee’s own performance to determine whether the Committee is functioning effectively, including evaluating the Committee’s contributions to the Company, with a specific emphasis on areas in which such contributions could be improved.

IX.	Publication

This Charter shall be published as required by the rules and regulations of applicable law and as otherwise deemed advisable by the Committee.

APPENDIX C – 2005 ANNUAL INCENTIVE PLAN FOR SENIOR EXECUTIVES

Section 1: Purpose.

The purpose of the Plan, which shall be known as the Atlas Air Worldwide Holdings, Inc. Annual Incentive Plan for Senior Executives, is to (a) provide incentives and rewards to certain management employees of Atlas Air Worldwide Holdings, Inc. (“Atlas”) by allowing them to earn cash awards based upon the financial performance of Atlas and upon their individual achievement of established personal goals; (b) assist Atlas in attracting, retaining, and motivating employees of high ability and experience; and (c) promote the long term interests of Atlas and its shareholders. The Plan is intended to provide performance based awards which are exempt from the limitations on tax deductibility imposed by section 162(m) of the Internal Revenue Code of 1986, as amended.

Section 2: Definitions.

2.1	Award shall mean any payments made under the Plan.

2.2	Base Salary shall mean gross wages reported on an Eligible Employee’s federal W-2 Form, less all of the following: profit sharing payments made under any Atlas profit sharing program, bonus, per diem, compensation paid prior to becoming an employee of Atlas, expense reimbursements, life insurance imputed income, travel benefits, relocation reimbursement, housing allowances and other payments not ordinarily considered as part of an employee’s basic salary.

2.3	Board shall mean the Board of Directors of Atlas.

2.4	Beneficiary shall mean a Participant’s beneficiary pursuant to Section 8.

2.5	Committee shall mean the Annual Incentive Subcommittee of the Compensation Committee of the Board

2.6	Eligible Employee means the Chief Executive Officer, President, Executive Vice Presidents and Senior Vice Presidents of Atlas.

2.7	Financial Goal shall mean the financial goal established by the Committee for the Plan Year.

2.8	Objectives shall mean the personal performance objectives particular to each Participant.

2.9	Participant shall mean any Eligible Employee during such Eligible Employee’s period of participation in the Plan.

2.10	Plan shall mean this Atlas Worldwide Holdings, Inc. Annual Incentive Plan for Senior Executives, as it may be amended from time to time.

2.11	Plan Year shall mean the calendar year.

Section 3: Administration.

3.1	The Plan shall be administered by the Committee.

	(a)	The Committee shall have full power and authority to construe and interpret the Plan, establish and amend administrative regulations to further the purpose of the Plan, determine the extent to which Awards have been earned by virtue of satisfying the criteria described in Section 5, determine whether to pay a portion of the Award in Atlas stock and take any other action necessary to administer the Plan. All decisions, actions or interpretations of the Committee shall be final, conclusive, and binding upon all Participants.

	(b)	If any Participant or Beneficiary objects to any such interpretation or action, formally or informally, the expenses of the Board, the Committee, Atlas and their agents and counsel in responding to such objection shall be chargeable against any amounts otherwise payable under the Plan to such Participant or Beneficiary if such objection is ultimately unsuccessful.

Section 4: Participation.

All Eligible Employees shall be eligible to participate in the Plan if they are employed as Eligible Employees as of the first day of the Plan Year. An individual who becomes an Eligible Employee during a Plan Year will participate immediately, but only with respect to Base Salary earned on and after the date he or she first becomes an Eligible Employee except to the extent the Committee determines in its sole discretion to allow exceptions, such as the consideration of Base Salary on an annualized basis.

Section 5: Determination of Awards.

5.1	General. For each Plan Year, each Participant shall be entitled to receive a cash payment based upon Atlas’s achievement of the Financial Goal and the Participant’s individual performance.

5.2	Performance Measures. There shall be two performance measures: (i) the Financial Goal and (ii) the Participant’s individual performance which will be measured against five or more Objectives approved by the Committee and communicated to the Participant; and the results with respect to achieving each will be applied toward earning a percentage of the target bonus.

5.3	Target Bonus. A target bonus is hereby established at fifty percent (50%) of Base Salary for each Participant.

5.4	Self-Funded Awards. The calculation of bonuses under the Plan shall be self-funded, i.e., the Financial Goal threshold for the Eligible Employees as a group to earn bonuses must be reached net of the amount of the bonuses.

5.5	Individual Performance. Fifty percent (50%) of the bonus calculated under Sections 5.3 and 5.4 will be payable based solely on the satisfaction of the Financial Goal. The remaining fifty percent (50%) will be payable to the Participant based upon the Participant’s satisfaction of his or her Objectives. There shall be a number of such Objectives for each Participant, and the remaining fifty percent (50%) shall be allocated evenly among the Objectives. For example, if there are five (5) Objectives, each one would be worth ten percent (10%) of the bonus. The determination of whether a Participant has satisfied an Objective shall be made by the Committee in consultation with management where appropriate.

5.6	Effect of Corporate Exigencies. Notwithstanding anything in this Plan to the contrary, in any Plan Year for which the Board determines in good faith that exigent circumstances exist which could have a material adverse impact on Atlas if Awards were paid, the Board shall have the authority, in its absolute and sole discretion, to determine that (i) no Awards will be paid for that Plan Year; (ii) Awards for that Plan Year will be reduced, (iii) payment of Awards for that Plan Year will be deferred for possible payment at a future date, or (iv) other adjustments will be made to the awards otherwise payable for that Plan Year.

5.7	Effect of Corporate Transactions. In the event of a corporate transaction, such as a divestiture, sale of assets or acquisition, which could have a material effect on Atlas, the Committee shall have the discretion to make equitable adjustments in the Performance Goals.

Section 6: Payment of Awards.

6.1	General. A Participant may receive an Award in each Plan Year in accordance with Section 5 and will be entitled to receive such Award if the Participant is still employed by Atlas as of the date the Awards are paid, except as described in Section 6.4. A Participant will receive an Award in the manner and at the times set forth in Sections 6.2, 6.3 and 6.4.

6.2	Time of Payment. Any amount payable for an Award for a Plan Year shall be paid by Atlas within two weeks following the completion of the year-end audit for the applicable Plan Year.

6.3	Form of Payment. All amounts payable for an Award shall be paid in cash. or Atlas stock, but Atlas stock may be used, if at all, only for the portion of the Award that exceeds fifty percent (50%) of Base Salary.

6.4	Termination of Employment.

	(a)	If a Participant terminates employment because of death, disability or retirement after attaining age 62 with five years of continuous Atlas employment, such Participant’s will remain eligible to participate in the Plan for that Plan Year, based on Base Salary earned prior to the termination.

	(b)	If a Participant terminates employment during the Plan Year, or after the end of the Plan Year but before the Awards are paid out, for reasons other than those described in Section 6.4(a), such Participant will not be eligible to receive any portion of the Award.

	(c)	A Participant’s termination of employment after the completion of the Plan Year, but before Awards are paid out, for of any of the reasons described in section 6.4(a) will not affect the right of the Participant to receive payment of an Award.

Section 7: Change in Control.

In the event of a change in control of Atlas during a Plan Year, Awards shall become payable as if the date of the change in control was the last day of a Plan Year, with the Financial Goal adjusted accordingly. (For example, if the change in control occurred on September 1, the Financial Goals would be 2/3 of the amount described in Section 5.4.) For this purpose, “change in control” shall mean any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934) (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) is or becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Corporation representing more than 50% of the combined voting power of Atlas’s then outstanding securities eligible to vote for the election of the Board; provided, however, that the event described above shall not be deemed to be a change in control by virtue of any of the following acquisitions: (i) by any employee benefit plan sponsored or maintained by Atlas of any subsidiary, or (ii) by any underwriter temporarily holding securities pursuant to an offering of such securities.

Section 8: Beneficiary Designation.

8.1	Designation and Change of Designation. Each Participant shall file with Atlas a written designation of one or more persons as the Beneficiary who shall be entitled to receive the Award, if any, payable under the Plan upon the Participant’s death. A Participant may, from time to time, revoke or change his Beneficiary designation without the consent of any prior Beneficiary by filing a new designation with Atlas. The last such designation received by Atlas shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by Atlas prior to the Participant’s death, and in no event shall it be effective as of any date prior to such receipt.

8.2	Absence of Valid Designation. If no such Beneficiary designation is in effect at the time of a Participant’s death, or if no designated Beneficiary survives the Participant, or if such designation conflicts with law, the Participant’s estate shall be deemed to have been designated as the Participant’s Beneficiary and shall receive the payment of the amount, if any, payable under the Plan upon his death. If Atlas is in doubt as to the right of any person to receive such amount, Atlas may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or Atlas may pay such amount into any court of appropriate jurisdiction and such payment shall be a complete discharge of the liability of the Plan and Atlas therefor.

Section 9: General Provisions.

9.1	A Participant may not assign an Award without the Committee’s prior written consent. Any attempted assignment without such consent shall be null and void. For purposes of this paragraph, any designation of, or payment to, a Beneficiary shall not be deemed an assignment.

9.2	The Plan is intended to constitute an unfunded incentive compensation arrangement. Nothing contained in the Plan, and no action taken pursuant to the Plan, shall create or be construed to create a trust of any kind. A Participant’s right to receive an Award shall be no greater than the right of an unsecured general creditor of Atlas. All Awards shall be paid from the general funds of Atlas, and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such

Awards. The Plan is not intended to be a plan of deferred compensation as described in section 409A of the Internal Revenue Code of 1986, as amended.

9.3	Nothing contained in the Plan shall give any Eligible Employee the right to continue in the employment of Atlas, or limit the right of Atlas to discharge an Eligible Employee.

9.4	The Plan shall be construed and governed in accordance with the laws of the State of New York.

9.5	There shall not vest in any Participant or Beneficiary any right, title, or interest in and to any specific assets of Atlas.

9.6	There shall be deducted from all amounts paid under the Plan all federal, state, local and other taxes required by law to be withheld with respect to such payments.

Section 10: Amendment, Suspension, or Termination.

The Board reserves the right to amend, suspend, or terminate the Plan at any time.

Section 11: Effective Date.

This Plan shall be effective with the Plan Year beginning January 1, 2005, subject to approval by Atlas’ shareholders.

Proxy
|x|	Please mark your votes as in the example.

     ATLAS AIR WORLDWIDE HOLDINGS, INC.
2000 Westchester Avenue, Purchase, New York 10577
Proxy for the Annual Meeting of Stockholders – September 19, 2005
SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

     The undersigned appoints Jeffrey H. Erickson, Michael L. Barna and John W. Dietrich, and each of them, with full power of substitution in each, as proxies and authorizes them to vote all shares of common stock that the undersigned is entitled to vote at the Annual Meeting of Stockholders of Atlas Air Worldwide Holdings, Inc., to be held at the Omni Berkshire Hotel, 21 East 52nd Street, New York, NY 10022 on Monday, September 19, 2005 at 10:00 a.m. local time, and at any adjournment or postponement of the meeting, as indicated below.

     Please date, sign and return this proxy promptly. This Proxy, when properly executed and returned, will be voted in the manner directed herein by the undersigned stockholder. If no direction is given, this Proxy will be voted FOR the election as directors of all of the nominees named below and FOR the approval of the 2005 Annual Incentive Plan for Senior Executives. The undersigned authorizes the Proxies to vote, in their discretion, upon any other matters as may properly come before the Annual Meeting.

     If you plan to attend the meeting, please indicate in the space provided on the reverse side.

     The Board of Directors recommends a vote FOR election as directors of the persons named in proposal 1 and FOR the approval of the 2005 Annual Incentive Plan for Senior Executives as set forth in proposal 2.

Proposal 1. Election of Directors

The Board of Directors recommends a vote FOR the listed nominees.

Robert F. Agnew	Keith E. Butler	Duncan H. Cocroft

Eugene I. Davis	Jeffrey H. Erickson	James S. Gilmore III

Ronald L. Kerber	Herbert J. Lanese	Frederick McCorkle

|_| FOR all nominees for director listed above (except as marked to the contrary).	|_| WITHHOLD AUTHORITY to vote for all nominees listed above.	|_| WITHHOLD AUTHORITY to vote for an individual nominee(s). Write name(s) below.

Proposal 2. Approval of the 2005 Annual Incentive Plan for Senior Executives in conformance with Section 162(m) of the Internal Revenue Code.

The Board of Directors recommends a vote FOR the above proposal.

|_| FOR	|_| AGAINST	|_| ABSTAIN

IMPORTANT: TO BE SIGNED AND DATED ON THE REVERSE SIDE
Please return this card in the self-addressed envelope provided.

Certification:

Pursuant to federal law and Atlas Air Worldwide Holdings, Inc.’s certificate of incorporation and by-laws, voting stock is subject to certain foreign ownership restrictions. By signing below, you represent that (1) you are a United States citizen as that term is defined by federal aviation law, or (2) the shares of stock represented by this Proxy have been registered on the foreign stock record of the company, as provided in the by-laws.

MARK HERE FOR ADDRESS CHANGE	MARK HERE IF YOU PLAN TO
AND NOTE AT LOWER RIGHT [ ]	ATTEND THE MEETING [ ]

If you attend the meeting, you will be accompanied by	__________________________________________.

Dated _____________ , 2005

Share Owner sign here ____________________________

Co-Owner sign here ______________________________

Please sign exactly as name appears on this Proxy. Joint owners each should sign. When signing as attorney, executor, administrator, trustee or guardian, please give the full title. If signing in the name of a corporation or partnership, please sign full corporate or partnership name and indicate title of authorized signatory.

Address change ___________________
_______________________________

_______________________________
_______________________________
_______________________________